Exhibit 2.3

BA HOLDINGS, INC.

US$65,000,000

SERIES A NOTES DUE JUNE 15, 2018

SERIES B NOTES DUE JUNE 29, 2023

SERIES C NOTES DUE JUNE 29, 2026

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated June 29, 2016

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23.11.	Transaction References	70

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule C	—	Original Subsidiary Guarantors

Exhibit 1(a)	—	Form of Series A Senior Note due June 15, 2018

Exhibit 1(b)	—	Form of Series B Senior Note due June 29, 2023

Exhibit 1(c)	—	Form of Series C Senior Note due June 29, 2026

Exhibit 1(d)(i)	—	Form of English Guarantee Agreement

Exhibit 1(d)(ii)	—	Form of Joinder Agreement

Exhibit 4.4(a)(i)	—	Form of Opinion of U.S. Special Counsel for the Obligors

Exhibit 4.4(a)(ii)	—	Form of Opinion of English Special Counsel for the Obligors

Exhibit 4.4(b)(i)	—	Form of Opinion of U.S. Special Counsel for the Purchasers

Exhibit 7.2	—	Form of Compliance Certificate

Schedule 5.23	—	Group Structure Chart

BA HOLDINGS, INC.

Anchorage Gateway

5 Anchorage Quay

Salford, M50 3XE

United Kingdom

Series A Notes due June 15, 2018

Series B Notes due June 29, 2023

Series C Notes due June 29, 2026

June 29, 2016

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

Each of BA Holdings, Inc., a Delaware corporation (the “Issuer” or any successor that becomes such in the manner prescribed in Section 9.7), Luxfer Holdings PLC (Registered No. 3690830), a public limited company organized under the laws of England and Wales (the “Parent Guarantor”), and each of the parties listed in Schedule C (each an “Original Subsidiary Guarantor” and collectively the “Original Subsidiary Guarantors”), agrees with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”) as follows:

1.                                      BACKGROUND; AMENDMENTS AND RESTATEMENTS AND AUTHORIZATION OF NEW NOTES; GUARANTEES.

1.1.                            Background.

The Issuer is currently a party to and the issuer of notes pursuant to that certain Note Purchase Agreement, dated as of May 13, 2011 (as previously amended, restated, supplemented or otherwise modified and in effect on the date hereof, the “Original Agreement”), between the Issuer, the Original Subsidiary Guarantors and the Purchasers identified therein.

Pursuant to the terms of the Original Agreement, the Issuer has, among other things, issued and sold to the Purchasers, and the Purchasers have purchased from the Issuer, Senior Notes in the aggregate original principal amount of US$65,000,000 (the “Original Notes”) due June 15, 2018.

The Issuer and the Purchasers have agreed, subject to the terms and condition contained herein, to enter into this Agreement to, among other things, (i) provide for the issuance of the

Series B Notes and the Series C Notes in exchange for a portion of the Original Notes and (ii) amend and restate the terms of the Original Agreement and the Original Notes.

Certain capitalized terms used in this Agreement are defined in Schedule B attached hereto; references to a Section are, unless otherwise specified, to one of the Sections of this Agreement and references to an “Exhibit” or “Schedule” are, unless otherwise specified, to one of the exhibits or schedules attached to this Agreement.

1.2.                            Amendment and Restatements.

(a)                                 Amendment and Restatement of Certain Agreements.  Effective upon the Closing Date, this Agreement shall, and hereby does, amend, restate and replace in its entirety the Original Agreement (including the Unconditional Guarantee) which, as so amended and restated by this Agreement, continues in full force and effect without rescission or novation thereof, and each of the Obligors hereby ratifies and affirms its obligations under the Original Agreement (as amended and restated by this Agreement).  The parties hereto hereby acknowledge and agree that the amendments to the Original Agreement set forth herein could have been effected through an agreement or instrument amending such agreement, and for convenience, the parties hereto have agreed to restate the terms and provisions of the Original Agreement, as amended hereby, pursuant to this Agreement.

(b)                                 Amendment and Restatement of Certain Notes.  Effective upon the Closing Date and immediately after the issuance of the Series B Notes and the Series C Notes, the Original Notes outstanding on the Closing Date are hereby and shall be deemed to be, automatically and without any further action, amended and restated in their entirety in the form of Exhibit 1(a) (as so amended and restated, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Series A Notes”); except that the date, registration number and principal amount set forth in each Original Note shall remain the same; provided, however, that at the request of any holder of Notes, the Issuer shall execute and deliver a new Series A Note or Series A Notes in the form of such Exhibit 1(a) in exchange for its Original Note, registered in the name of such holder of Notes, in the aggregate principal amount of the Series A Notes owing to such holder of Notes in accordance with Section 2 and Section 12.2.

1.3.                            Authorization of Notes.

(a)                                 Authorization of Series B Notes.  The Issuer has authorized the issue and sale of its Series B Notes (the “Series B Notes”) in the aggregate principal amount of US$25,000,000 to be dated the date of issue thereof, to mature June 29, 2023 to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the initial rate of 4.88% per annum (subject to adjustment as provided therein) and on overdue payment at the rate specified therein, and to be substantially in the form of Exhibit 1(b)  attached hereto.  The terms “Series B Note” and “Series B Notes” as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement and each Series B Note delivered in substitution or exchange for any such Series B Note pursuant to any such provision.

(b)                                 Authorization of Series C Notes. The Issuer has authorized the issue and sale of its Series C Notes (the “Series C Notes” and together with the Series A Notes and the Series B Notes, the “Notes”) in the aggregate principal amount of US$25,000,000 to be dated the date of issue thereof, to mature June 29, 2026 to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable (whether by acceleration or otherwise) at the initial rate of 4.94% per annum (subject to adjustment as provided therein) and on overdue payment at the rate specified therein, and to be substantially in the form of Exhibit 1(c)  attached hereto.  The terms “Series C Note” and “Series C Notes” as used herein shall include each Series C Note delivered pursuant to any provision of this Agreement and each Series C Note delivered in substitution or exchange for any such Series C Note pursuant to any such provision.

1.4.                            Guarantees.

The payment by the Issuer of all amounts due with respect to the Notes shall be absolutely and unconditionally guaranteed by (i) each of the Original Subsidiary Guarantors that is a U.S. Guarantor pursuant to the Unconditional Guarantee contained in Section 13, (ii) each of the Original Subsidiary Guarantors that is an English Guarantor pursuant to a Guarantee Agreement in substantially the form of Exhibit 1(d)(i) (the “English Guarantee Agreement”) entered into in connection with the Original Notes, and (iii) each Subsidiary (each an “Additional Subsidiary Guarantor”) which, after the date of this Agreement, becomes a party hereto pursuant to a Joinder Agreement in substantially the form of Exhibit 1(d)(ii) (each a “Joinder Agreement”) and guarantees the Notes pursuant to such Joinder Agreement, an English Guarantee Agreement or a guarantee agreement in form and substance satisfactory to the Required Holders, but shall exclude at such time any Subsidiary theretofore released from its obligations as a Subsidiary Guarantor pursuant to Section 9.31.

1.5.                            Reduction in Shelf Facility.

The Parent Guarantor hereby agrees for the benefit of PGIM, Inc. that, notwithstanding to the contrary in the Note Purchase and Private Shelf Agreement dated September 8, 2014 (as amended, the “2014 Shelf Facility”), the Available Facility Amount (as defined in the 2014 Shelf Facility) is reduced by US$50,000,000, being the aggregate principal amount of the Series B Notes and Series C Notes on the Closing Date.

2.                                      PURCHASE AND SALE OF NOTES.

The Issuer hereby agrees to sell to each Series B Purchaser and Series C Purchaser and, subject to the terms and conditions herein set forth, each Series B Purchaser and each Series C Purchaser hereby agrees to purchase from the Issuer the principal amount of Series B Notes and Series C Notes, respectively, set forth below such Purchaser’s name on the Purchaser Schedule attached hereto as Schedule A (the “Purchaser Schedule”) at the purchase price of 100% of such principal amount in exchange for Series A Notes as provided herein.  On 29 June 2016 (herein called the “Closing Date”), the Issuer will deliver to each of the Series B Purchasers and the Series C Purchasers at the offices of Morgan Lewis & Bockius UK, LLP one or more Series B Notes or Series C Notes, as applicable, registered in its or its nominee’s name (as specified in the Purchaser Schedule), evidencing the aggregate principal amount of Series B Notes or Series C Notes, as applicable, to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule, against payment of the purchase price thereof by delivery of Series A Notes evidencing an aggregate outstanding principal amount identical to the aggregate principal amount of Series B Notes or Series C Notes, as applicable, to be purchased by such Purchaser, as more particularly set forth on the Purchaser Schedule (such Series A Notes in an aggregate principal amount of US$50,000,000 which are exchanged for Series B Notes and Series C Notes, the “Exchange Notes”).  Upon delivery of such Exchange Notes to the Issuer in satisfaction of the purchase price of the Series B Notes and Series C Notes, such Exchange Notes shall be deemed redeemed and cancelled in full and all obligations thereunder shall be deemed satisfied in full.

3.                                      [RESERVED]

4.                                      CONDITIONS OF CLOSING.

The obligation of (a) any Series B Purchaser to purchase and pay for any Series B Notes (b) any Series C Purchaser to purchase and pay for any Series C Notes and (c) for the Purchasers to agree to the amendments and restatements provided in Section 1.2 is subject to the satisfaction, on or before the Closing Date, of the following conditions:

4.1.                            Representations and Warranties.

The Major Representations shall be correct when made at the date of this Agreement and at the Closing Date.

4.2.                            Performance; No Major Default.

Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Series B Notes and the Series C Notes (and the exchange and cancellation of US$50,000,000 of the Series A Notes) no Major Default shall have occurred and be continuing.

4.3.                            Compliance Certificates.

(a)                                 Officer’s Certificates.  Each of the Issuer and the Parent Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, in Agreed Form, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

(b)                                 Secretary’s or Director’s Certificates.  Each of the Issuer and the Parent Guarantor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a director or other appropriate person, dated the Closing Date, certifying (A) as to the resolutions of the board of directors and shareholders of such person attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Note Documents to which it is a party, (B) constitutive documents of such person, and (C) to the incumbency and specimen signature of each person authorized by the resolutions referred to in clause (A) above to execute the Note Documents, all in Agreed Form.

4.4.                            Opinions of Counsel.

Such Purchaser shall have received opinions, dated the Closing Date (a) from Fried, Frank, Harris, Shriver & Jacobson LLP, U.S. and English counsel for the Obligors, in the respective forms set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii), in each case without any changes from such forms attached hereto unless such changes have been approved by the Purchasers (and the Obligors hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from Morgan, Lewis & Bockius LLP, the Purchasers’ U.S. special counsel, respectively, in connection with such transactions, substantially in the respective forms set forth in Exhibits 4.4(b), or with such changes approved by the Purchasers.

4.5.                            Purchase Permitted by Applicable Law, etc.

On the Closing Date such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

4.6.                            Sale of Other Notes.

Contemporaneously with the Closing the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Series B Notes and the Series C Notes to be purchased by it at the Closing as specified in the Purchaser Schedule and each Purchaser shall deliver to the Issuer Exchange Notes in satisfaction of the purchase price payable for the Series B Notes and the Series C Notes.

4.7.                            Payment of Special Counsel Fees.

Without limiting the provisions of Section 17.1, the Issuer shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing.

4.8.                            Private Placement Number.

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each of the Series A Notes, the Series B Notes and the Series C Notes.

4.9.                            Cross Receipt.

Such Purchaser shall have received a cross receipt with respect to the Purchasers’ receipt of the Series B Notes and the Series C Notes and the Issuer’s receipt of payment in full for the Series B Notes and the Series C Notes by delivery to the Issuer of Series A Notes equal to 100% of the principal amount of the Series B Notes and the Series C Notes, which shall be executed by the Issuer and shall be in Agreed Form.

5.                                      REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

Each Obligor jointly and severally represents and warrants to each Purchaser that, as of the date of this Agreement and as of the Closing Date:

5.1.                            Status.

(a)                                 It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

5.2.                            Binding Obligations.

Subject to the Legal Reservations, the obligations expressed to be assumed by it in each Note Document to which it is a party are legal, valid, binding and enforceable obligations.

5.3.                            Non-conflict with Other Obligations.

The entry into and performance by it of, and the transactions contemplated by, the Note Documents do not and will not conflict with:

(a)                                 any law or regulation applicable to it;

(b)                                 the constitutional documents of any member of the Group; or

(c)                                  any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument unless such conflict, default or termination event would not have or is not reasonably likely to have a Material Adverse Effect.

5.4.                            Power and Authority.

(a)                                 It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into, performance and delivery of, the Note Documents to which it is or will be a party and the transactions contemplated by such Note Documents.

(b)                                 No limit on its powers will be exceeded as a result of the borrowing, grant of Security or giving of guarantees or indemnities contemplated by the Note Documents to which it is a party.

5.5.                            Validity and Admissibility in Evidence.

(a)                                 All Authorizations required:

(i)                                     to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Note Documents to which it is a party including, without limitation, any Authorizations required in connection with the obtaining of U.S. Dollars to make payments under this Agreement or the Notes and the payment of such U.S. Dollars to Persons resident in the United States of America; and

(ii)                                  to make the Note Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect except any Authorization referred to in Section 5.8 (No Filing or Stamp Taxes).

(b)                                 All Authorizations necessary for the conduct of the business, trade and ordinary activities of the members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorizations has or is reasonably likely to have a Material Adverse Effect.

5.6.                            Governing Law and Enforcement.

(a)                                 The choice of governing law of the Note Documents will be recognized and enforced in its Relevant Jurisdictions.

(b)                                 Any judgment obtained in relation to a Note Document in the jurisdiction of the governing law of that Note Document will be recognized and enforced in its Relevant Jurisdictions.

5.7.                            Insolvency.

(a)                                 No:

(i)                                     corporate action, legal proceeding or other procedure or step described in Section 10(g)(i); or

(ii)                                  creditors’ process described in Section 10(h),

has been taken or, so far as it is aware, threatened in relation to an Obligor or a Material Subsidiary.

(b)                                 No corporate action, legal proceeding or other procedure or step described in Section 10(g)(ii) has been taken or, so far as it is aware, threatened in relation to the Issuer or any other Obligor or Material Subsidiary incorporated in the United States of America.

(c)                                  None of the circumstances described in Section 10(f) applies to an Obligor or a Material Subsidiary.

5.8.                            No Filing or Stamp Taxes.

Under the laws of its Relevant Jurisdiction it is not necessary that the Note Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Note Documents or the transactions contemplated by the Note Documents except for those registrations specifically set out in any legal opinion delivered to the Purchasers pursuant to Section 4.4.

5.9.                            Deduction of Tax.

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of the United Kingdom or any political subdivision thereof will be incurred by any Obligor or any holder of a Note as a result of the execution or delivery of any Note Document and no deduction or withholding in respect of Taxes imposed by or for the account of the United Kingdom or, to the knowledge of the Obligors, any other Taxing Jurisdiction, is required to be made from any payment by any Obligor under any Note Document to any Purchaser except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of the United Kingdom arising out of circumstances described in clause (a), (b) or (c) of Section 12.

5.10.                     No Default.

(a)                                 No Default or Event of Default is continuing or is reasonably likely to result from the issuance of the Notes or the entry into, the performance of, or any transaction contemplated by, any Note Document.

(b)                                 No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

5.11.                     No Misleading Information.

(a)                                 All factual information contained in the Note Documents and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Obligors in connection with the transactions contemplated hereby and the Specified Financial Statements (the Note Documents, such documents, certificates or other writings and the Specified Financial Statements delivered to each Purchaser prior to the Closing Date in connection with the transactions contemplated hereby being referred to, collectively, as the “Disclosure Documents”) was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given

(b)                                 Any financial projection or forecast contained in the Disclosure Documents has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration (it being acknowledged by the Purchasers that financial projections or forecasts are subject to uncertainties and contingencies and no representation or warranty is given that such financial projections or forecasts will be realized).

(c)                                  The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Disclosure Documents were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds.

(d)                                 No event or circumstance has occurred or arisen and no information has been omitted from the Disclosure Documents and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Disclosure Documents being untrue or misleading in any material respect as of the date they were provided.

(e)                                  All material information provided to a Purchaser by or on behalf of the Group on or before the Closing Date and not superseded before that date (whether or not contained in the Disclosure Documents) is accurate and not misleading in any material respect and all projections provided to any Purchaser on or before the Closing Date have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied.

(f)                                   All other written information provided by any Obligor to a Purchaser on or before the Closing Date in connection with the transactions contemplated hereby was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

5.12.                     Financial Statements.

(a)                                 The Issuer has delivered to each Purchaser the following financial statements identified by a principal financial officer of the Parent Guarantor (collectively, the “Specified Financial Statements”): (i) (x) the Parent Guarantor’s audited consolidated profit and loss accounts, balance sheets and cashflow statements and (y) the consolidated profit and loss accounts, balance sheets and cashflow statements (consolidated if appropriate) of each other Obligor (audited where required under the Relevant Jurisdiction), in each case for each of the Financial Years ended 31 December 2013, 31 December 2014, and 31 December 2015, and (ii) the consolidated unaudited management financial statements for each complete calendar month since 31 December 2015 (other than months not completed 45 days prior to the Closing Date).

(b)                                 Its Specified Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(c)                                  Its unaudited Specified Financial Statements fairly represent its financial condition and results of operations for the relevant period in accordance with the basis of preparation and Accounting Principles unless expressly disclosed to the Purchasers in writing to the contrary prior to the date of this Agreement.

(d)                                 Its audited Specified Financial Statements give a true and fair view of its financial condition and results of operations during the relevant Financial Year.

(e)                                  There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent Guarantor) since December 31, [2015].

(f)                                   The Specified Financial Statements of the Parent Guarantor do not consolidate the results, assets or liabilities of any Person or business which does not form part of the Group (other than in respect of any joint venture) as at the Closing Date.

5.13.                     No Proceedings Pending or Threatened.

(a)                                 No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to result in liabilities to it or any of its Subsidiaries (whether actual or contingent) which has or is reasonably likely to have a Material Adverse Effect have (so far as it is aware) been started or threatened against it or any of its Subsidiaries.

(b)                                 No labor disputes are current or, so far as it is aware, threatened against any member of the Group which have or are reasonably likely to result in liabilities to it or any of its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect.

5.14.                     No Breach of Laws.

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

5.15.                     Environmental Laws.

(a)                                 It and each of its Subsidiaries is in compliance with Section 9.4 and, so far as it is aware, no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to result in a Material Adverse Effect.

(b)                                 No Environmental Claim has been commenced or, so far as it is aware, is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to result in a Material Adverse Effect.

(c)                                  The cost to the Group of compliance with Environmental Laws (including Environmental Permits) is, so far as it is aware, adequately provided for in the most recent audited Specified Financial Statements of the Parent Guarantor.

5.16.                     Taxation.

(a)                                 It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax.

(b)                                 No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group which would have or is reasonably likely to have a Material Adverse Effect.

(c)                                  It is resident for Tax purposes only in the jurisdiction of its incorporation.

5.17.                     Security and Financial Indebtedness.

(a)                                 No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)                                 No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

5.18.                     Ranking.

Any unsecured and unsubordinated claims of a holder against any Obligor under the Note Documents will rank at least pari passu with the claims of all of such Obligor’s other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

5.19.                     Good Title to Assets.

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licenses of, and all appropriate Authorizations to use, the assets necessary to carry on its business as presently conducted.

5.20.                     Shares.

There are no agreements in force which provide for the issue, allotment or transfer of, or grant any Person the right to call for the issue, allotment or transfer of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion) other than pursuant to the Share Option Documents.

5.21.                     Intellectual Property.

It and each of its Subsidiaries:

(a)                                 is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as it is contemplated, to be conducted, and where the Intellectual Property is licensed to it, that license has not been breached in any material respect or terminated by any party;

(b)                                 does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

(c)                                  has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it which is required by it in order to carry on its business as it is being conducted and as it is contemplated to be conducted.

5.22.                     Group Structure Chart.

(a)                                 The group structure chart contained in Schedule 5.23 (the “Group Structure Chart”) is true, complete and accurate in all material respects and shows, as of the date of this Agreement and the Closing Date, each member of the Group, including current name and company registration number, and its jurisdiction of incorporation and/or establishment.

(b)                                 No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Bank Facilities Agreement and the 2014 Note Purchase Agreement and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent Guarantor, the Issuer or any of their respective Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.23.                     Obligors.

(a)                                 Each Subsidiary of the Parent Guarantor incorporated in the United Kingdom (other than a Dormant Subsidiary, LGL 1996 Limited and Biggleswick Limited, Lumina Trustees Limited) and each Material Company (other than the French Subsidiary and the Czech Subsidiary) incorporated in any other jurisdiction is an Obligor on the Closing Date.[TBC]

(b)                                 The aggregate:

(i)                                     earnings before interest, tax and amortization (calculated on the same basis as EBITA) of the Obligors on the Closing Date (calculated on an unconsolidated basis and excluding all unrealized intra-Group profits of any member of the Group) exceeds 75% of EBITA of the Group; and

(ii)                                  gross assets of the Obligors on the Closing Date (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 75% of the consolidated gross assets of the Group.

5.24.                     Accounting Reference Date.

The Accounting Reference Date of each member of the Group is December 31.

5.25.                     Centre of Main Interests and Establishments.

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no establishment (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

5.26.                     Dormant Companies.

As at the Closing Date, there are no Dormant Subsidiaries other than:

(a)                                 BAL 1996 Limited; and

(b)                                 Mel Chemicals China Limited.

5.27.                     Reserved.

5.28.                     No Adverse Consequences.

(a)                                 It is not necessary under the laws of its Relevant Jurisdictions:

(i)                                     in order to enable any holder to enforce its rights under any Note Document; or

(ii)                                  by reason of the execution of any Note Document or the performance by it of its obligations under any Note Document,

that any Purchaser or other holder should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)                                 No Purchaser or other holder is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Note Document.

5.29.                     U.S. Regulations.

(a)                                 Employee Benefit Plans

(i)                                     No Obligor or ERISA Affiliate has incurred at any time within the last six years or could be reasonably expected to incur any liability to, or on account of, a Multiemployer Plan as a result of a violation of section 515 of ERISA or pursuant to section 4201, 4204 or 4212(c) of ERISA.

(ii)                                  Each Employee Plan complies in form and operation in all material respects with ERISA, the Internal Revenue Code and all other applicable laws and regulations.

(iii)                               The present value of the aggregate benefit liabilities under each of the Employee Plans (other than any Multiemployer Plan), determined as of the end of such plan’s most recently ended plan year on the basis of the actuarial methods and assumptions specified for funding purposes in such plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such plan allocable to such benefit liabilities by more than US$9,000,000 (or its equivalent) in the case of any single Employee Plan and by more than US$10,500,000 (or its equivalent) in the aggregate for all Employee Plans.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(iv)                              There is (to the best of each Obligor’s and ERISA Affiliate’s knowledge and belief) no litigation, arbitration, administrative proceeding or claim pending or threatened against or with respect to any Employee Plan (other than routine claims for benefits) which has or, if adversely determined, could reasonably be expected have a Material Adverse Effect.

(v)                                 Within the last six years each Obligor and each ERISA Affiliate has made all material contributions to each Employee Plan and Multiemployer Plan required by law within the applicable time limits prescribed by law, the terms of that Plan and any contract or agreement requiring contributions to that Plan.

(vi)                              No Obligor or ERISA Affiliate has ceased operations at a facility so as to be subject to the provisions of section 4062(e) of ERISA, withdrawn as a substantial employer so as to be subject to the provisions of section 4063 of ERISA, or ceased making contributions to any Employee Plan subject to section 4064(a) of ERISA to which it made contributions.

(vii)                           No Obligor or ERISA Affiliate has incurred any material liability to the PBGC, which remains outstanding or could reasonably be expected to incur any material liability to the PBGC.

(viii)                        No ERISA Event has occurred or, as at the date of this Agreement, is reasonably likely to occur that could reasonably be expected to have a Material Adverse Effect.

(ix)                              The execution and delivery of this Agreement and the other Note Documents and the issuance and sale of the Notes will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Internal Revenue Code.  The representation by the Obligors to each Purchaser in the first sentence of this Section 5.30(a)(x) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

(b)                                 Margin Regulations

No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Group and none of the Obligors has any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

(c)                                  Other U.S. Regulation

No Obligor or any Affiliate of an Obligor is:

(i)                                     a public utility within the meaning of, or subject to regulation under, the United States Federal Power Act of 1920,

(ii)                                  an investment company or a company controlled by an investment company within the meaning of the United States Investment Company Act of 1940,

(iii)                               subject to regulation under the ICC Termination Act of 1995, as amended, or

(iv)                              subject to regulation under any United States federal or state law or regulation that limits its ability to incur or guarantee indebtedness.

(d)                                 Foreign Assets Control Regulations, etc.

No Obligor or any of its Subsidiaries or any of its Affiliates or Holding Companies, or to its knowledge any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Notes or any other Note Document:

(i)                                     is in violation of any Anti-Terrorism Law,

(ii)                                  is in violation of the OFAC Sanctions Regulations,

(iii)                               is a Designated Person, or

(iv)                              is a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, any Designated Person, any Person that is otherwise a sanctions target of the U.S. government, or any government of a country subject to the OFAC Sanctions Regulations (each Designated Person and each other Person described in this clause (v) is a “Blocked Person”).

5.30.                     Sanctions.

The Parent Guarantor represents that neither the Parent Guarantor nor any member of the Group (collectively for the purpose of this clause only, the “Company”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Company is a Person currently the subject of any sanctions administered or enforced by OFAC, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.  The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, would result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

5.31.                     Private Offering.

None of the Obligors nor anyone acting on their behalf has offered the Notes, the Unconditional Guarantee or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes and the Unconditional Guarantee at a private sale for investment.  Subject to the Purchasers’ representations and warranties in Section 6, none of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the Unconditional Guarantee to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

6.                                      REPRESENTATIONS OF THE PURCHASERS.

6.1.                            Purchase for Investment.

Each Purchaser severally represents that it is purchasing the Notes purchased by it hereunder for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution or resale thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act or any state or other securities law, that the Notes are being issued by the Issuer in transactions exempt from the registration requirements of the Securities Act and that the Notes may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration under the Securities Act is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.  Each Purchaser is an “accredited investor” as defined in Regulation D promulgated by the Securities Act.  Each Purchaser represents that (a) it is a sophisticated institutional investor and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Notes, (b) it has been furnished with or has had access to the information it has requested from the Issuer and its Affiliates and has had an opportunity to discuss with the management of the Issuer and its Affiliates the business and financial affairs of the Issuer and its Subsidiaries and (c) it must bear the economic risk of its investment in the Notes for an indefinite period of time because the Notes will not be registered under the Securities Act or any applicable state securities laws.

6.2.                            Source of Funds.

Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

(a)                                 the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)                                 the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                                  the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Parent Guarantor in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                                 the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Parent Guarantor that would cause the QPAM and the Parent Guarantor to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Parent Guarantor in writing pursuant to this clause (d); or

(e)                                  the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Parent Guarantor and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Parent Guarantor in writing pursuant to this clause (e); or

(f)                                   the Source is a governmental plan; or

(g)                                  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Parent Guarantor in writing pursuant to this clause (g); or

(h)                                 the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.                                      INFORMATION AS TO THE OBLIGORS.

7.1.                            Financial and Business Information.

The Parent Guarantor shall deliver to each holder of Notes that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a)                                 Monthly Statements — promptly after the same are available and in any event within 45 days after the end of each calendar month, a duplicate copy of the Parent Guarantor’s management financial statements on a consolidated basis for that calendar month and for the Financial Year to date, which statements shall be substantially in the form of the monthly management accounts supplied by the Parent Guarantor to the Purchasers pursuant to Section 4.3(b);

(b)                                 Annual Statements — promptly after the same are available and in any event within 180 days after the end of each Financial Year, a duplicate copy of

(i)                                     its audited consolidated profit and loss accounts, balance sheets and cashflow statements for that Financial Year, and

(ii)                                  the consolidated profit and loss accounts, balance sheets and cashflow statements (consolidated if appropriate) of each other Obligor (audited where required under the Relevant Jurisdiction) for that Financial Year, setting forth in each case in comparative form the figures for the previous Financial Year, all in reasonable detail, prepared by the Group’s Auditors in accordance with Accounting Principles, and accompanied by an opinion thereon of the Group’s Auditors, which opinion shall state that such financial statements give a true and fair view of the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with Accounting Principles, and that the examination of the Group’s Auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)                                  SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Parent Guarantor or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent Guarantor or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Parent Guarantor or any Subsidiary to the public concerning developments that are Material;

(d)                                 Notice of Default or Event of Default — promptly after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

(e)                                  ERISA —

(i)                                     promptly upon a request by any holder, deliver to such holder copies of the Annual Report (IRS form 5500 Series) together with all schedules and documentation reasonably requested by such holder with respect to each Employee Plan; and

(ii)                                  within twenty-one Business Days after it or any ERISA Affiliate becomes aware that any ERISA Event has occurred or, in the case of any ERISA Event which requires advance notice under section 4043(b) of ERISA, will occur, deliver to the holders a statement signed by a director, member or officer of the Parent Guarantor or ERISA Affiliate describing that ERISA Event and the action, if any, taken or proposed to be taken with respect to that ERISA Event;

(f)                                   Budget — as soon as it becomes available but in any event before the start of each Financial Year, an annual Budget for that Financial Year, which Budget shall be in a form acceptable to the Required Holders and shall:

(i)                                     include a projected consolidated profit and loss, balance sheet and cashflow statement for each principal division of the Group; and

(ii)                                  include projected financial covenant calculations for such Financial Year;

(iii)                               be prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Sections 7.1(a) and 7.1(b); and

(iv)                              have been approved by the board of directors of the Parent Guarantor;

(g)                                  Litigation — promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, would involve a liability, or a potential or alleged liability, exceeding US$1,650,000 (or its equivalent in other currencies);

(h)                                 Parent Guarantor — promptly upon the reasonable request of any holder, information regarding any changes to the main board or the executive board of the Parent Guarantor and an up to date copy of its register of members (or equivalent in its jurisdiction of incorporation) (provided that the Parent Guarantor shall not be required to provide a copy of its register of members to any one holder more frequently than twice in any Financial Year unless such holder requires the register of members for know your customer requirements and/or if such holder suspects that there has been a Change of Control); and

(i)                                     Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent Guarantor or any of its Subsidiaries or relating to the ability of the Obligors to perform their obligations under any Note Document or the ability of the Issuer to perform its obligations under the Notes as from time to time may be reasonably requested by any such holder of Notes, including information readily available to the Obligors explaining the Parent Guarantor’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

7.2.                            Other Requirements as to Financial Statements; Officer’s Certificate.

(a)                                 Each set of Annual Financial Statements delivered to a holder of Notes pursuant to Section 7.1(b) shall be accompanied by any letter addressed to the management of the relevant company (to the extent the Parent Guarantor receives such a letter) by the auditors accompanying those Annual Financial Statements.

(b)                                 Each set of Monthly Financial Statements delivered to a holder of Notes pursuant to Section 7.1(a) shall be accompanied by a commentary from a Senior Financial Officer of the Parent Guarantor comparing actual performance for the period to which such Monthly Financial Statements relate to (i) the projected performance for that period set out in the Budget and (ii) the actual performance for the corresponding period in the preceding Financial Year.

(c)                                  Each set of Quarterly Financial Statements and each set of Annual Financial Statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a Compliance Certificate.

7.3.                            Access.

Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group shall) permit the representatives of each holder of Notes that is an Institutional Investor:

(a)                                 No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent Guarantor, to visit the principal executive office of any member of the Group, to discuss the affairs, finances and accounts of the Group with such Group member’s officers, and (with the consent of such member, which consent will not be unreasonably withheld) to visit the other offices and properties of the Group, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                                 Default — if a Default or Event of Default then exists, at the expense of the Issuer to visit and inspect any of the offices or properties of the Group, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the Group members’ respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Group), all at such times and as often as may be requested.

7.4.                            Limitation on Disclosure Obligation.

The Obligors shall not be required to disclose the following information pursuant to Section 7.1(d), 7.1(i) or 7.3:

(a)                                 information that the applicable Obligor determines after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

(b)                                 information that, notwithstanding the confidentiality requirements of Section 21, the applicable Obligor is prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon such Obligor and not entered into in contemplation of this clause (b), provided that such Obligor shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the applicable Obligor has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Obligors will provide such holder with a written opinion of counsel (which may be addressed to the applicable Obligor) relied upon as to any requested information that the applicable Obligor is prohibited from disclosing to such holder under circumstances described in this Section 7.4.

8.                                      PAYMENT AND PREPAYMENT OF THE NOTES.

8.1.                            Maturity.

As provided therein, the entire unpaid principal balance of each Series of Notes shall be due and payable on the stated maturity date thereof.

8.2.                            Optional Prepayments with Make-Whole Amount.

The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (or the Series A Notes only), in an amount not less than US$1,000,000 (and in integrals of US$500,000) in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Issuer will give each holder of Notes (or each holder of the Series A Notes only, as applicable) written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each relevant Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes (or to each holder of Series A Notes, as applicable) a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.  Prior to the date that is three Business Days before the prepayment date specified in a prepayment notice delivered pursuant to this Section 8.2, by written notice to each holder of Notes (or to each holder of Series A Notes, as applicable), the Issuer may revoke such notice of prepayment or postpone the prepayment date specified therein to a later date specified in such written notice; provided, however, the Issuer may revoke a notice of prepayment or postpone the prepayment date specified therein only in the event that the Issuer has notified the holders of Notes (or the holder of Series A Notes only, as applicable) that it intends to make such prepayment using the proceeds of the incurrence of Financial Indebtedness under a financing facility that is not currently in effect and such refinancing fails to close or, in the case of a postponement of the prepayment date only, the closing of such refinancing is postponed to a date falling after the prepayment date specified in such notice.

8.3.                            Allocation of Partial Prepayments.

(a)                                 In the case of each partial prepayment of all the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (without regard to series) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

(b)                                 In the case of a partial prepayment of the Series A Notes pursuant to Section 8.2, the princial amount of the Series A Notes to be prepaid shall be allocated among all of the Series A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.                            Maturity; Surrender, etc.

In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.                            Purchase of Notes.

The Obligors will not and will not permit any of their respective Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Issuer will promptly cancel all Notes acquired by any Obligor or any Affiliate of an Obligor pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.                            Make-Whole Amount.

The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Make-Whole Amount for any purpose means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by (i) the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life”  means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.8 or 11.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.8 or has become or is declared to be immediately due and payable pursuant to Section 11.1, as the context requires.

Change of Control Prepayment.

(a)                                 Within 15 days following the date upon which a Responsible Officer of any Obligor first has actual knowledge of a Change of Control, the Issuer shall give written notice of such Change of Control (a “Change of Control Notice”) to each holder of a Note, which Change of Control Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.7 and the rights of the holders of Notes hereunder, (iii) contain an offer to prepay on a date, which shall be no more than 60 days and not less than 30 days after the date of such Change of Control Notice, the entire unpaid principal amount of the Notes held by such holder, together with interest thereon to the prepayment date, if any, with respect to each Note prepaid (showing in such offer the amount of interest which would be paid on such prepayment date together with specific information as to how such estimated amount was calculated), and (iv) request such holder to notify the Issuer in writing by a stated date (a “Response Date”), which date is not less than 10 days prior to the prepayment date and not less than 20 days after such holder’s receipt of the Change of Control Notice, of its acceptance or rejection of such prepayment offer.  If a holder does not notify the Issuer on or before the Response Date specified in the Change of Control Notice of such holder’s acceptance of the prepayment offer contained therein, then the holder shall be deemed to have rejected such offer.

(b)                                 On the prepayment date specified in the Change of Control Notice, the entire unpaid principal amount of the Notes held by each holder of a Note who has accepted such prepayment offer, together with accrued and unpaid interest thereon to the prepayment date shall become due and payable.

(c)                                  To the extent they may legally do so (including without breaching any confidentiality undertaking) the Obligors will promptly provide any holder of a Note with all information in their possession which such holder may reasonably request in order to enable such holder to evaluate the effect of a Change of Control on such holder’s investment in the Notes.

8.7.                            Disposal and Insurance Prepayments

(a)                                 Notice and Offer.  In the event that any member of the Group receives any Disposal Proceeds, Permitted Disposal Net Proceeds or any Insurance Proceeds, the Issuer shall give written notice thereof to each holder of Notes.  Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (a “Disposal Prepayment Offer”, “Permitted Disposal Net Proceeds Prepayment Offer” or “Insurance Prepayment Offer”, respectively) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Ratable Portion of such Disposal Proceeds or Insurance Proceeds or such holder’s Permitted Disposal Pro Rata Portion of such Permitted Disposal Net Proceeds, as applicable, on a date specified in such notice (the “Disposal Prepayment Date” (in the case of a Disposal Prepayment Offer or a Permitted Disposal Net Proceeds Prepayment Offer) or “Insurance Prepayment Date” (in the case of an Insurance Prepayment Offer)) that is not less than 30 days and not more than 60 days after the date of such notice.  If such prepayment date shall not be specified in such notice, the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, shall be the 45th day after the date of such notice.

(b)                                 Acceptance; Rejection.

(i)                                     Disposal Prepayment Offer.  The failure of a holder of a Note to respond to a Disposal Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute an acceptance of the Disposal Prepayment Offer with respect to such Note.  A holder may reject a Disposal Prepayment Offer with respect to any or all of such holder’s Notes by causing a notice of its rejection to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(ii)                                  Permitted Disposal Net Proceeds Prepayment Offer.  The failure of a holder of a Note to respond to a Permitted Disposal Net Proceeds Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute a rejection of the Permitted Disposal Net Proceeds Prepayment Offer with respect to such Note.  A holder may accept a Permitted Disposal Net Proceeds Prepayment Offer with respect to any or all of such holder’s Notes by causing a notice of its acceptance to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(iii)                               Insurance Prepayment Offer.  The failure of a holder of a Note to respond to an Insurance Prepayment Offer in writing within 20 days after the date of such written notice thereof from the Issuer shall be deemed to constitute a rejection of the Insurance Prepayment Offer with respect to such Note.  To accept an Insurance Prepayment Offer, a holder shall cause a notice of its acceptance to be delivered to the Issuer not later than 20 days after the date of such written notice from the Issuer.

(c)                                  Prepayment.

(i)                                     Disposal Prepayment Offer.  Once accepted by a holder of a Note, a prepayment in respect of a Disposal Prepayment Offer (equal to such holder’s Ratable Portion of the relevant Disposal Proceeds) shall be due and payable on the Disposal Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, plus the Make-Whole Amount determined for the Disposal Prepayment Date with respect to such principal amount, together with interest on such principal amount then being prepaid accrued to the Disposal Prepayment Date.  On the Business Day preceding the Disposal Prepayment Date, the Issuer shall deliver to each holder of Notes being prepaid a statement showing the Make-Whole Amount due in connection with such prepayment and setting forth the details of the computation of such amount.  The prepayment shall be made on the Disposal Prepayment Date.

(ii)                                  Permitted Disposal Net Proceeds Prepayment Offer.  Once accepted by a holder of a Note, a prepayment in respect of a Permitted Disposal Net Proceeds Prepayment Offer (equal to such holder’s Permitted Disposal Pro Rata Portion of the relevant Permitted Disposal Net Proceeds) shall be due and payable on the Disposal Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Disposal Prepayment Date.  The prepayment shall be made on the Disposal Prepayment Date.

(iii)                               Insurance Prepayment Offer.  Once accepted by a holder of a Note, a prepayment in respect of an Insurance Prepayment Offer (equal to such holder’s Ratable Portion of the relevant Insurance Proceeds) shall be due and payable on the Insurance Prepayment Date.  Such offered prepayment shall be made at 100% of the principal amount of such Notes being so prepaid, together with interest on such principal amount then being prepaid accrued to the Insurance Prepayment Date.  The prepayment shall be made on the Insurance Prepayment Date.

(d)                                 Other Terms.  Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Parent Guarantor and dated the date of such offer, specifying (i) the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, (ii) the amount of the relevant Disposal Proceeds, Permitted Disposal Net Proceeds or Insurance Proceeds, (iii) that such offer is being made pursuant to this Section 8.8, (iv) the principal amount of each Note offered to be prepaid, (v) with respect to a prepayment pursuant to a Disposal Prepayment Offer, the estimated Make-Whole Amount due in respect of each Note in connection with such prepayment (calculated as if the date of such certificate were the Disposal Prepayment Date), setting forth the details of such computation, (vi) the interest that would be due on each Note offered to be prepaid, accrued to the Disposal Prepayment Date or Insurance Prepayment Date, as applicable, and (vii) in reasonable detail, the nature of such Disposal or relevant insurance claim and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.  For the avoidance of doubt, any Disposal giving rise to an Event of Default under any provision of this Agreement shall not be deemed to be permitted, and such Event of Default shall not be deemed to be waived by any holder, by reason of any holder’s acceptance or rejection of a Disposal Prepayment Offer or Permitted Disposal Net Proceeds Prepayment Offer in respect of such Disposal or any payment in connection therewith.

9.                                      COVENANTS.

Each Obligor covenants that, at all times on and after the date of this Agreement until no Notes are outstanding:

9.1.                            Financial Covenants.

(a)                                 Financial Condition.

(i)                                     Debt Service Cover.  The Parent Guarantor shall ensure that Debt Service Cover in respect of any Relevant Period shall not be less than 1.25:1.

(ii)                                  Interest Cover.  The Parent Guarantor shall ensure that Interest Cover in respect of any Relevant Period shall not be less than 4.0:1.

(iii)                               Leverage.  The Parent Guarantor shall ensure that Leverage in respect of any Relevant Period shall not exceed 3.0:1.

(iv)                              Capital Expenditure.  The Parent Guarantor shall ensure that the aggregate capital expenditure of the Group in respect of any Financial Year shall not exceed 110% of budgeted capital expenditure for that Financial Year as set out in the Budget for that Financial Year.

(b)                                 Financial testing.

(i)                                     The financial covenants set out in Section 9.1(a) shall be calculated in accordance with the Accounting Principles and tested by reference to:

(b)                                 the Annual Financial Statements; and

(c)                                  the Quarterly Financial Statements for the Relevant Period.

(i)                                     If in respect of any period there is a discrepancy between the information set out in the Quarterly Financial Statements for such period and that set out in the Annual Financial Statements for such period, the information in the Annual Financial Statements shall prevail.

(ii)                                  In respect of any Relevant Period, the exchange rate used to calculate Total Net Debt shall be the Average Exchange Rate for that Relevant Period.

9.2.                            Authorizations.

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorization required under any law or regulation of a Relevant Jurisdiction to:

(i)                                     enable it to perform its obligations under the Note Documents;

(ii)                                  ensure the legality, validity, enforceability or admissibility in evidence of any Note Document; and

(iii)                               carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

9.3.                            Compliance with Laws.

Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

9.4.                            Environmental Compliance.

Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will):

(a)                                 comply with all Environmental Law;

(b)                                 obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)                                  implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

9.5.                            Environmental Claims.

Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will) promptly upon becoming aware of the same, inform the holders in writing of:

(a)                                 any Environmental Claim against any member of the Group which is current, pending or threatened; and

(b)                                 any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

9.6.                            Taxation.

Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)                                                                                     such payment is being contested in good faith;

(ii)                                                                                  adequate reserves are being maintained for those Taxes and the costs required to contest them in accordance with the Accounting Principles; and

(iii)                                                                               such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

9.7.                            Merger.

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction without the prior written consent of the Required Holders (such consent not to be unreasonably withheld or delayed).

9.8.                            Change of Business.

The Parent Guarantor shall procure that no substantial change is made to the general nature of the business of the Parent Guarantor, the Obligors or the Group taken as a whole from that carried on by the Group at the date of this Agreement.

9.9.                            Acquisitions.

(a)                                 No Obligor shall (and the Parent Guarantor shall ensure that no other member of the Group will):

(i)                                     acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)                                  incorporate a company.

(b)                                 Section 9.9(a) does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is a Permitted Acquisition or a Permitted Transaction.

9.10.                     Joint Ventures.

No Obligor shall (and the Parent Guarantor shall ensure that no member of the Group will):

(a)                                 enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(b)                                 transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

Sections 9.10(a) and 9.10(b) above do not apply to any Joint Venture which is a Permitted Joint Venture.

9.11.                     Preservation of Assets.

Each Obligor shall maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business provided that this Section 9.11 shall not prevent the Parent Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its assets if such discontinuance is desirable in the conduct of its business and the Parent Guarantor (as applicable) has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.12.                     Pari Passu Ranking.

(a)                                 Each Obligor shall ensure that at all times its payment obligations under the Note Documents will rank at least pari passu, without preference or priority, with its payment obligations under the Bank Facilities Agreement and the other Bank Documents and any Permitted Refinancing Agreement and any other Permitted Refinancing Documents.

(b)                                 Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will) ensure that at all times any unsecured and unsubordinated claims of a holder against it under the Note Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

9.13.                     Negative Pledge.

In this Agreement, “Quasi-Security” means an arrangement or transaction described in Section 9.13(b).

(a)                                 No Obligor shall (and the Parent Guarantor shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                                 No Obligor shall (and the Parent Guarantor shall ensure that no other member of the Group will):

(i)                                     sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)                                  sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                               enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                              enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                                  Section 9.13(a) and 9.13(b) do not apply to any Security or (as the case may be) Quasi-Security, which is: (i) Permitted Security; or (ii) which is created or subsists in connection with a Permitted Transaction.

9.14.                     Disposals.

(a)                                 No Obligor shall (and the Parent Guarantor shall ensure that no member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)                                 Section 9.14(a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)                                     a Permitted Disposal; or

(ii)                                  a Permitted Transaction.

9.15.                     Arm’s Length Basis.

(a)                                 No Obligor shall (and the Parent Guarantor shall ensure no member of the Group will) enter into any transaction with any Person except on arm’s length terms and for full market value.

(b)                                 Section 9.15(a) does not apply to:

(i)                                     intra-Group loans permitted under Section 9.16;

(ii)                                  fees, costs and expenses payable under the Note Documents or under the Bank Documents in the amounts set out in the Bank Documents delivered to the Purchasers under Section 4 or agreed by the Required Holders;

(iii)                               any Permitted Transaction;

(iv)                              the sale and/or licensing by Revere Graphics Worldwide of certain Intellectual Property for a nominal amount to a third party as approved by the U.S. Federal Trade Commission;

(v)                                 transactions between members of the Group; or

(vi)                              Permitted Distributions.

9.16.                     Loans or Credit.

(a)                                 No Obligor shall (and the Parent Guarantor shall ensure that no member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)                                 Section 9.16(a) does not apply to a Permitted Loan or a Permitted Transaction.

9.17.                     No Guarantees or Indemnities.

(a)                                 No Obligor shall (and the Parent Guarantor shall ensure no member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any Person.

(b)                                 Section 9.17(a) does not apply to a Permitted Guarantee or a Permitted Transaction.

9.18.                     Dividends and Share Redemption.

(a)                                 The Parent Guarantor shall not (and the Parent Guarantor shall ensure that no member of the Group will):

(i)                                     declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)                                  repay or distribute any dividend or share premium reserve;

(iii)                               pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent Guarantor; or

(iv)                              redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)                                 Section 9.18(a) does not apply to a Permitted Distribution or a Permitted Transaction.

9.19.                     [Reserved].

9.20.                     Financial Indebtedness.

(a)                                 No Obligor shall (and the Parent Guarantor shall ensure that no member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)                                 Clause 9.20(a) does not apply to:

(i)                                     Permitted Financial Indebtedness; and

(ii)                                  a Permitted Transaction.

9.21.                     Share Capital.

(a)                                 No Obligor shall (and the Parent Guarantor shall ensure no member of the Group will) issue any shares.

(b)                                 Section 9.21(a) does not apply to a Permitted Share Issue or a Permitted Transaction.

9.22.                     Insurance.

Each Obligor shall maintain insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.23.                     Reserved.

9.24.                     Intellectual Property.

Each Obligor shall:

(a)                                 preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Obligor;

(b)                                 use reasonable endeavors to prevent any infringement in any material respect of the Intellectual Property;

(c)                                  make registrations and pay all registration fees and Taxes necessary to maintain the Intellectual Property that the relevant Obligor is required to maintain under Section 9.24(a) above in full force and effect and record its interest in that Intellectual Property;

(d)                                 not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any Obligor to use such property; and

(e)                                  not discontinue the use of the Intellectual Property,

where failure to do so, in the case of Sections 9.24(a) and 9.24(b) or, in the case of Sections 9.24(d) and 9.24(e), such use, permission to use, omission or discontinuation is reasonably likely to have a Material Adverse Effect.

9.25.                     Transaction Documents.

(a)                                 No Obligor shall amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document (subject to Section 9.25(b), other than a Bank Document) or any other document delivered to the Purchasers pursuant to Section 4 or enter into any agreement with any shareholders of the Parent Guarantor or any of their Affiliates which is not a member of the Group except in writing:

(i)                                     in accordance with the provisions of Section 18.1;

(ii)                                  prior to or on the date of Closing, with the prior written consent of the Purchasers;

(iii)                               after the date of Closing, in a way which could not be reasonably expected materially and adversely to affect the interests of the holders; or

(iv)                              in respect of any Permitted Refinancing Documents, in a way which:

(b)                                 could not be reasonably expected materially and adversely to affect the interests of the holders; and

(c)                                  would not change the date, amount or method of payment of interest or principal payable under any Permitted Refinancing Agreement.

(b)                                 No Obligor shall amend or waive the terms of a Bank Document if the amendment or waiver is:

(i)                                     an amendment or waiver constituting an increase in the principal amount or commitment of the facilities available under the Bank Facilities Agreement on the Second Amendment Date (other than a Permitted Bank Increase);

(ii)                                  an amendment or waiver making the due date of payment of any amount under the Bank Documents earlier than as set out in the Bank Documents (as in effect on the Second Amendment Date);

(iii)                               an amendment or waiver constituting an increase in, or addition of, any fees or commission other than such an increase or addition which is:

(b)                                 contemplated by the Bank Documents (as in effect on the Second Amendment Date); or

(c)                                  a Permitted Bank Increase; or

(i)                                     an amendment or waiver the effect of which is to make any member of the Group liable to make additional or increased payments not:

(d)                                 provided for under the Bank Documents (as in effect on the Second Amendment Date); or

(e)                                  a Permitted Bank Increase

unless the prior consent of the Required Holders is obtained.

(c)                                  The Issuer shall promptly supply to the holders a copy of any document relating to any of the matters referred to in Sections 9.25(a) and Section 9.25(b) above.

(d)                                 Each Obligor shall (and the Parent Guarantor shall ensure that each member of the Group will) comply with the material terms of all Transaction Documents to which it is party.

9.26.                     Financial Assistance.

Any Obligor which is incorporated in any jurisdiction other than England and Wales shall comply with any law or regulation on financial assistance or its equivalent in that jurisdiction.

9.27.                     Reserved.

9.28.                     Treasury Transactions.

No Obligor shall (and the Parent Guarantor will ensure that no member of the Group will) enter into any Treasury Transaction, other than:

(a)                                 any hedging of the interest rate liabilities of the borrowers under the Bank Facilities Agreement;

(b)                                 spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

(c)                                  any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes.

9.29.                     Auditors.

The Parent Guarantor shall ensure that the auditors of each member of the Group are Auditors.

9.30.                     Further Assurance.

The Obligors shall, promptly upon the request of the Required Holders, file or record, as applicable, all termination statements and lien releases and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by members of the Group in respect of any other security over assets of any Obligor other than Permitted Security (excluding Permitted Security identified in paragraph (g) of the definition of such term).

9.31.                     Guarantors; Security.

(a)                                 The Parent Guarantor and the Issuer shall ensure that at all times after the date of this Agreement the aggregate:

(i)                                     earnings before interest, tax and amortization (calculated on the same basis as EBITA) of the Obligors (calculated on an unconsolidated basis and excluding all unrealized intra-Group profits of any member of the Group) exceeds 75% of EBITA of the Group; and

(ii)                                  gross assets of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 75% of the consolidated gross assets of the Group.

Notwithstanding the foregoing, the Parent Guarantor and the Issuer need only perform their obligations under this Section 9.31(a) if it is not unlawful for the relevant Person to become a Subsidiary Guarantor and that Person becoming a Subsidiary Guarantor would not result in personal liability for that Person’s directors or other management.  Each Obligor must use, and must procure that the relevant Person uses, all reasonable endeavors lawfully available to avoid any such unlawfulness or personal liability.  This includes agreeing to a limit on the amount guaranteed.  The holders may (but shall not be obliged to) agree to such a limit if, in their opinion, to do so would avoid the relevant unlawfulness or personal liability.

(b)                                 The Parent Guarantor and the Issuer shall ensure that each Material Company (other than the Issuer, the French Subsidiary, the Czech Subsidiary and, solely for the six-month period commencing on September 18, 2014, the German Subsidiary) is a Subsidiary Guarantor.

(c)                                  The Parent Guarantor and the Issuer shall ensure that each Subsidiary (other than the Issuer) that at any time becomes obligated as a borrower or a guarantor under or with respect to any Principal Lending Facility is a Subsidiary Guarantor.

(d)                                 The Parent Guarantor and the Issuer shall, at their sole cost and expense, cause each Subsidiary that, after the date of this Agreement, becomes a Subsidiary Guarantor to concurrently therewith deliver to each of the holders of the Notes the following items:

(i)                                     an executed Joinder Agreement;

(ii)                                  (A) in the case of any Subsidiary that is incorporated or formed under the laws of England and Wales, an executed English Guarantee Agreement and (B) in the case of any Subsidiary that is incorporated or formed under the laws of any jurisdiction outside the United States of America and England and Wales, an executed guarantee agreement in form and substance reasonably satisfactory to the Required Holders;

(iii)                               [Reserved];

(iv)                              such documents and evidence with respect to such Subsidiary as the Required Holders may reasonably request in order to establish the existence and good standing of such Subsidiary and the authorization of the transactions contemplated by the Note Documents being executed by such Subsidiary;

(v)                                 an opinion of counsel to such Subsidiary in form and substance reasonably satisfactory to the Required Holders to the effect that (w) the Note Documents being executed by such Subsidiary have been duly authorized, executed and delivered by such Subsidiary, (x) the Note Documents being executed by such Subsidiary constitute the legal, valid and binding contracts and agreements of such Subsidiary, enforceable in accordance with their terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles), and (y) the execution, delivery and performance by such Subsidiary of the Note Documents being executed by such Subsidiary do not (A) violate any law, rule or regulation applicable to such Subsidiary, or (B) (1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Security not permitted by this Agreement or (2) conflict with or result in any breach of any of the provisions of or constitute a default under the provisions of the constitutive documents of such Subsidiary; and

(vi)                              such Subsidiary’s most recent annual financial statements in the form specified in Section 7.1(b).

(e)                                  If at any time, any Subsidiary Guarantor:

(i)                                     is not required to be a Guarantor pursuant to Sections 9.31(a) or 9.31(b),

(ii)                                  is not a borrower under any Principal Lending Facility and, pursuant to the terms and conditions of each Principal Lending Facility, is discharged and released from any guarantee it shall have granted with respect to each such Principal Lending Facility, and

(iii)                               the Parent Guarantor shall have delivered to each holder of Notes an Officer’s Certificate of the Parent Guarantor certifying that (x) the conditions specified in clauses (i) and (ii) above have been satisfied and (y) immediately preceding the release of such Subsidiary Guarantor from its guarantee with respect to the Notes and after giving effect thereto, no Default or Event of Default will have existed or would exist, then, upon receipt by the holders of Notes of such Officer’s Certificate, such Subsidiary Guarantor will be discharged and released, automatically and without the need for any further action, from its obligations under its Joinder Agreement, English Guarantee Agreement or other guarantee agreement (if applicable) with respect to the Notes; provided that, if in connection with any release of a Subsidiary Guarantor from its guarantee with respect to any Principal Lending Facility any fee or other consideration is paid or given to any Person in connection with such release, each holder of a Note shall receive equivalent consideration on a pro rata basis.  Without limiting the foregoing, for purposes of further assurance, each of the holders agrees to provide to the Obligors, if reasonably requested by the Obligors and at the Issuer’s expense, written evidence of such discharge and release signed by such holder.

(f)                                   The Parent Guarantor and the Issuer shall not (and the Parent Guarantor shall ensure that no member of the Group will) grant any Security to secure the Financial Indebtedness evidenced by any Principal Lending Facility unless, at the same time, such Security is also provided in favor of the holders of Notes on an equal and ratable basis pursuant to documentation in form and substance reasonably satisfactory to the Required Holders.

9.32.                     Anti-Terrorism Laws.

Each Obligor agrees to the extent applicable to each Obligor:

(a)                                 to comply and require its Affiliates to comply with all Anti-Terrorism Laws;

(b)                                 to comply and require its Affiliates to comply with the OFAC Sanctions Regulations;

(c)                                  not to take actions that would render it or any of its Affiliates to become subject to sanctions under CISADA;

(d)                                 not to be listed and not to permit any of its Affiliates to be listed as a Designated Person or a Blocked Person, and not to violate any Anti-Terrorism Law or OFAC Sanctions Regulation;

(e)                                  notwithstanding its obligations under Section 9.32(d), immediately to notify the holders if it obtains knowledge that it or any of its Affiliates has become or been listed as a Designated Person or a Blocked Person or has been charged with or has engaged in any violation of any Anti-Terrorism Law or the OFAC Sanctions Regulations;

(f)                                   to exclude any funds derived from any Designated Person or Blocked Person or from any Person involved in the violation of any Anti-Terrorism Law or OFAC Sanctions Regulation from being used to pay debt service or any other amounts owing under the Note Documents;

(g)                                  except for transfers of stock of any publicly traded Obligor or Affiliate effected on a stock exchange, not to transfer or permit the transfer of any legal or beneficial ownership interest of any kind in such Obligor or any Affiliate of such Obligor to a Designated Person, Blocked Person or any Person or entity that such Obligor has to its best knowledge (based upon reasonable inquiry by such Obligor) been involved in the violation of any Anti-Terrorism Law or OFAC Sanctions Regulation;

(h)                                 not to acquire, directly or indirectly, ownership interest of any kind in any Designated Person, Blocked Person or any Person or entity that such Obligor has, to its best knowledge (based upon reasonable inquiry by such Obligor) been involved in the violation of any Anti-Terrorism Law or OFAC Sanctions Regulation, not to form any partnership or joint venture with any such Person and not to act, directly or indirectly, as the agent or representative of any such Person or engage in any other dealings or transactions with any such Person; and

(i)                                     to indemnify the holders for any costs incurred by any of them as a result of any violation of an Anti-Terrorism Law or OFAC Sanctions Regulation by any Obligor or any Affiliate of any Obligor.

9.33.                     ERISA.

Each Obligor shall:

(a)                                 ensure that neither it nor any ERISA Affiliate engages in a complete or partial withdrawal, within the meaning of sections 4203 and 4205 of ERISA, from any Multiemployer Plan without the prior consent of the Required Holders;

(b)                                 ensure that any material liability imposed on it or any ERISA Affiliate pursuant to Title IV of ERISA is paid and discharged when due;

(c)                                  ensure that neither it nor any ERISA Affiliate adopts an amendment to an Employee Plan requiring the provision of Security under ERISA or the Internal Revenue Code without the prior consent of the Required Holders; and

(d)                                 ensure that no Employee Plan is terminated under section 4041 of ERISA.

9.34.                     Margin Regulation.

If requested by any holder, each Obligor shall furnish to such holder a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221).

9.35.                     U.S. Regulation.

Each Obligor shall ensure that it will not, by act or omission, become subject to any of the categories, laws or regulations described in Section 5.30(c).

9.36.                     Favored Lender Status.

(a)                                 No Obligor shall, or shall permit any of its Subsidiaries to, at any time after the date of this Agreement enter into or amend or otherwise modify any Principal Lending Facility (including any amendment to the Bank Facilities Agreement) which would result in such Principal Lending Facility including any Financial Covenant (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) that would be more beneficial to the holders of Notes than the provisions of this Agreement (any such covenant, a “More Favorable Provision”) unless the Obligors shall have delivered a Favored Lender Notice to each holder of a Note and the Required Holders have accepted (or have been deemed to accept) or rejected the offer contained in such Favored Lender Notice in accordance with this Section 9.36(a).  If holders of Notes constituting the Required Holders do not notify the Issuer on or before the date that is fifteen days after each holder’s receipt of such Favored Lender Notice of their rejection of the offer contained therein, then the Required Holders shall be deemed to have accepted such offer and such More Favorable Provision shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective as of the date when such More Favorable Provision shall become effective under such Principal Lending Facility (any More Favorable Provision incorporated into this Agreement pursuant to this Section 9.36, an “Incorporated Provision”).  Thereafter, upon the request of the Required Holders, the Obligors shall enter into any additional agreement or amendment to this Agreement reasonably requested by the Required Holders evidencing any of the foregoing.

(b)                                 For the avoidance of doubt, each of the existing covenants and events of default in Section 9 and Section 10 as of the date of this Agreement shall remain in this Agreement regardless of whether any Incorporated Provisions are incorporated into this Agreement.

(c)                                  For purposes of this Section 9.36, a “Favored Lender Notice” means, in respect of any More Favorable Provision, a written notice to each of the holders of Notes by a Senior Financial Officer of the Issuer or the Parent Guarantor which: (i) refers to this Section 9.36 and the rights of the holders of Notes hereunder, (ii) sets forth a reasonably detailed description of such More Favorable Provision (including any defined terms used therein) and related explanatory calculations, as applicable, (iii) contains an offer to incorporate such More Favorable Provision into this Agreement, and (iv) requests such holder to notify the Issuer or the Parent Guarantor within fifteen days of such holder’s receipt of such Favored Lender Notice of its acceptance or rejection of such offer.

9.37.                     Year-end.

The Parent Guarantor shall procure that its Financial Year-end falls on December 31 and that each Financial Year-end of each other member of the Group falls on December 31 save where otherwise required by law in any Relevant Jurisdiction.

9.38.                     Reserved.

9.39.                     Replacement Agent for Service of Process.

In the event that the Issuer ceases to be a Group member or otherwise ceases to serve as the Non-U.S. Obligors’ agent for the purpose of accepting service of process in the United States for and on their behalf, each Non-U.S. Obligor shall, within thirty (30) days, appoint a replacement agent for such purpose from the date of such appointment to the date that is one calendar year after the latest maturity date of any Note as stated therein, which replacement agent shall be reasonably satisfactory to the holders of Notes.

10.                               EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                 Non-payment.  An Obligor does not pay on the due date any amount payable pursuant to a Note Document at the place and in the currency in which it is expressed to be payable unless:

(i)                                     its failure to pay is caused by:

(A)                               an administrative or technical error; or

(B)                               a Disruption Event; and

(ii)                                  payment is made within 3 Business Days of its due date.

(b)                                 Financial Covenants and Other Obligations.

(i)                                     Any requirement of Section 9.1 is not satisfied.

(ii)                                  An Obligor does not comply with any Material Provision.

(c)                                  Other Obligations.

(i)                                     An Obligor does not comply with any provision of the Note Documents (other than those referred to in Sections 10(a) and 10(b)).

(ii)                                  No Event of Default under Sections 10(c)(i) will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of:

(A)                               any holder giving notice to the Issuer or relevant Obligor; and

(B)                               the Issuer or the relevant Obligor becoming aware of the failure to comply.

(d)                                 Misrepresentation.

(i)                                     Any representation or statement made or deemed to be made by an Obligor in the Note Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Note Document is or proves to have been incorrect or misleading when made or deemed to be made.

(ii)                                  No Event of Default under Section 10(d)(i) will occur if:

(A)                               the event or circumstance causing the representation or statement to be incorrect or misleading is capable of remedy; and

(B)                               such Obligor shall have remedied such event or circumstance within ten Business Days after the earlier of:

(1)                                 the relevant Obligor becoming aware of such incorrect or misleading representation or statement; and

(2)                                 receipt by the relevant Obligor of written notice from any holder to such Obligor requiring the event or circumstance to be remedied.

(e)                                  Cross Default.

(i)                                     Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(ii)                                  Any Financial Indebtedness of any member of the Group (A) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), or (B) is otherwise required to be repurchased prior to its specified maturity as a result of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Financial Indebtedness to convert such Financial Indebtedness into equity interests), provided, that this clause (B) shall not apply with respect to any event constituting a Change of Control which is covered by Section 8.7 or any offer of repayment of the type set forth in Section 8.8.

(iii)                               Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(iv)                              No Event of Default will occur under this Section 10(e) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Section 10(e)(i) to 10(e)(iii) (inclusive) is less than US$4,125,000 (or its equivalent in any other currency or currencies).

(f)                                   Insolvency.

(i)                                     An Obligor or a Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness (other than negotiations with holders of Notes or creditors under a Principal Lending Facility).

(ii)                                  A moratorium is declared in respect of any indebtedness of any Obligor or Material Subsidiary.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

(g)                                  Insolvency Proceedings.

(i)                                     Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(A)                               the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Subsidiary;

(B)                               a composition, compromise, assignment or arrangement with any creditor of any Obligor or Material Subsidiary other than as permitted under paragraph (b) of the definition of “Permitted Transaction”;

(C)                               the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Obligor or Material Subsidiary or any of their assets; or

(D)                               enforcement of any Security over any assets of any Obligor or Material Subsidiary,

or any analogous procedure or step is taken in any jurisdiction.

(ii)                                  Any of the following occurs in respect of a U.S. Obligor:

(A)                               it makes a general assignment for the benefit of creditors;

(B)                               it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(C)                               an involuntary proceeding under any U.S. Bankruptcy Law is commenced against it and is not challenged by appropriate means within thirty (30) days and is not dismissed or stayed within ninety (90) days after commencement of such case; or

(D)                               a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under any U.S. Bankruptcy Law for, or takes charge of, all or a substantial part of the property of a U.S. Obligor.

(iii)                               Section 10(g) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

(h)                                 Creditors’ Process.  Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor or Material Subsidiary having an aggregate value of US$2,475,000 (or its equivalent in any currency) and is not discharged within 21 days of the commencement of such process.

(i)                                     Unlawfulness and Invalidity.

(i)                                     It is or becomes unlawful for an Obligor to perform any of its obligations under the Note Documents.

(ii)                                  Any obligation or obligations of any Obligor under any Note Document are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the holders of Notes under the Note Documents.

(iii)                               Any Note Document ceases to be in full force and effect or is alleged by a party to it (other than a holder) to be ineffective.

(j)                                    [Reserved].

(k)                                 Cessation of Business.  Any member of the Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business where such suspension or cessation is reasonably likely to have a Material Adverse Effect.

(l)                                     Change of Ownership.  After the Closing Date, an Obligor (other than the Parent Guarantor) ceases to be a wholly-owned Subsidiary of the Parent Guarantor except as a result of a disposal which is a Permitted Disposal or a Permitted Transaction.

(m)                             Audit Qualification.  The Auditors of the Group qualify the Annual Financial Statements of the Parent Guarantor where the qualification is material and adverse.

(n)                                 Expropriation.  The authority or ability of any Obligor to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalization, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other Person in relation to any Obligor or any of its assets which has or is reasonably likely to have a Material Adverse Effect.

(o)                                 Repudiation and Rescission of Agreements.  An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Note Document or evidences an intention to rescind or repudiate a Note Document.

(p)                                 Litigation.  Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which results in a liability to such member of the Group (whether actual or contingent) that would be reasonably likely to have a Material Adverse Effect.

(q)                                 ERISA.

(i)                                     Any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code;

(ii)                                  a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings;

(iii)                               there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA;

(iv)                              the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities;

(v)                                 the Parent Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans;

(vi)                              the Parent Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan;

(vii)                           the Parent Guarantor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent Guarantor or any Subsidiary thereunder;

(viii)                        the Parent Guarantor or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up; or

(ix)                              the Parent Guarantor or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and

any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(q), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

(r)                                    Material Adverse Change.  Any event or circumstance occurs which has a Material Adverse Effect.

(s)                                   Reserved.

11.                               REMEDIES ON DEFAULT, ETC.

11.1.                     Acceleration.

(a)                                 If an Event of Default with respect to any Obligor described in Section 10 (f), (g) or (h) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                 If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in Section 10(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes of any Series becoming due and payable under this Section 11.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, without limitation, interest accrued thereon at the Default Rate) and (y) with respect to an acceleration under Section 11.1(a) or (b), the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

11.2.                     Other Remedies.

If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

11.3.                     Rescission.

At any time after any Notes have been declared due and payable pursuant to Section 11.1(b) or (c), the Required Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts that have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 11.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

11.4.                     No Waivers or Election of Remedies, Expenses, etc.

No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Issuer under Section 16, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including, without limitation, reasonable attorneys’ fees, expenses and disbursements and any Registration Duty.

12.                               TAX INDEMNIFICATION.

All payments whatsoever under the Note Documents will be made by the relevant Obligor in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by an Obligor under a Note Document, the relevant Obligor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of such Note Document after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of such Note Document before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)                                 any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon or in connection therewith is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for the relevant Obligor, after the date of this Agreement, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of any Note Document are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b)                                 any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by the relevant Obligor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the relevant Obligor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c)                                  any combination of clauses (a) and (b) above;

and provided further that in no event shall an Obligor be obligated to pay such additional amounts to any holder of a Note (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the Closing Date in excess of the amounts that such Obligor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and fully eligible for the maximum benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Obligor shall have given timely notice of such law or interpretation to such holder.

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by an Obligor all such forms, certificates, documents and returns provided to such holder by such Obligor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States of America or other jurisdiction of the holder (as applicable) and such Taxing Jurisdiction and (y) provide such Obligor with such information with respect to such holder as such Obligor may reasonably request in order to complete any such Forms, provided that nothing in this Section 12 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to such Obligor or mailed to the appropriate taxing authority (which in the case of a United Kingdom HMRC Form US/Company 2002 or any similar Form shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of such Obligor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

Any Purchaser or other holder of a Note who is a UK Treaty Holder and who holds a UK Treaty Passport, and who wishes to apply its UK Treaty Passport to this Agreement, shall irrevocably include an indication to that effect by including its scheme reference number and its jurisdiction of tax residence in the Purchaser Schedule (or, in the case of any transferee of a Note, in the information provided to the Issuer pursuant to Section 14.2).  Where a Purchaser of a Note has included such an indication in the Purchaser Schedule or in the information provided to the Issuer pursuant to Section 14.2, the Issuer shall file a duly completed form DTTP2 in respect of such Purchaser or holder with HMRC within 30 days of the Closing Date (or, in the case of any transferee of a Note, within 30 days of completion of the transfer thereof).  The Issuer shall provide such Purchaser or holder with a copy of that filing and shall notify such Purchaser or holder if the filing has not been made within the aforementioned period or if the Issuer becomes aware that HMRC has decided not to apply the UK Treaty Passport Scheme to this Agreement or any Note in respect of that Purchaser or holder.  For the avoidance of doubt, any Purchaser or other holder of a Note who is a UK Treaty Holder holding a UK Treaty Passport which can be used by such UK Treaty Holder in respect of this Agreement, and who has given the Issuer an indication or notification in accordance with the foregoing, shall not be required to file any other Form seeking relief in respect of UK Tax pursuant to the applicable double taxation agreement unless and until it has received any notification by the Issuer in accordance with this paragraph (and then only in accordance with this Section 12).

If any payment is made by an Obligor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Obligor pursuant to this Section 12, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Obligor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding.  Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

Each Obligor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by such Obligor of any Tax in respect of any amounts paid under any Note Document, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Obligor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

If any Obligor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which such Obligor would be required to pay any additional amount under this Section 12, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Obligor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Obligor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

If any Obligor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Obligor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Obligor, subject, however, to the same limitations with respect to Forms as are set forth above.

The obligations of the Obligors under this Section 12 shall survive the payment or transfer of any Note and the provisions of this Section 12 shall also apply to successive transferees of the Notes.

13.                               GUARANTEE AND OTHER RIGHTS AND UNDERTAKINGS.

13.1.                     Guarantee.

Each U.S. Guarantor, in consideration of the execution and delivery of this Agreement, the purchase of the Notes by the Purchasers and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full by the Issuer of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become owing by the Issuer to the holders under the terms and provisions of the Notes, this Agreement, any other Note Document or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guarantee in the preceding sentence (the “Unconditional Guarantee”) is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from any other Obligor or guarantor of the Notes (including, without limitation, any other U.S. Guarantor hereunder and any other Guarantor that executes an English Guarantee Agreement) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Issuer shall fail so to pay any of such Guaranteed Obligations, each U.S. Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and this Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each U.S. Guarantor agrees that the Notes may (but need not) make reference to the Unconditional Guarantee.

Each U.S. Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such U.S. Guarantor, by any other Guarantor or by the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement (including, without limitation, the Unconditional Guarantee), the Notes, any other Note Document or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Agreement (including, without limitation, the Unconditional Guarantee), the Notes, any other Note Document or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Section 13, provided, that no U.S. Guarantor shall be liable for any damage, loss, cost or expense arising out of the gross negligence or willful misconduct of any holder.

Each U.S. Guarantor hereby acknowledges and agrees that such U.S. Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and indebtedness under and in respect of the Notes and the other Note Documents.

Notwithstanding the foregoing provisions or any other provision of this Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each U.S. Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such U.S. Guarantor, then this Section 13 shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any U.S. Guarantor or any holder and shall be deemed to have been automatically consented to by each U.S. Guarantor and each holder.  Each U.S. Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such U.S. Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a U.S. Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such U.S. Guarantor’s liability under this Section 13 subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable law of any jurisdiction.

13.2.                     Obligations Absolute.

The obligations of each U.S. Guarantor under this Section 13 shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, any other Note Document or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such U.S. Guarantor may have against the Issuer or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such U.S. Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, any other Note Document or any other instrument referred to therein (it being agreed that the obligations of each U.S. Guarantor under this Section 13 shall apply to the Notes, the other Note Documents and any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, any other Note Document or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Issuer or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Issuer to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have.  Each U.S. Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

13.3.                     Waiver.

Each U.S. Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Issuer in the payment of any amounts due under the Notes, any other Note Document or any other instrument referred to therein, and of any of the matters referred to in Section 13.2, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such U.S. Guarantor, including, without limitation, presentment to or demand for payment from the Issuer or any Guarantor with respect to any Note, notice to the Issuer or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in this Agreement, the Notes or any other Note Document, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such U.S. Guarantor or otherwise operate as a discharge of such U.S. Guarantor or in any manner lessen the obligations of such U.S. Guarantor hereunder.

13.4.                     Obligations Unimpaired.

Each U.S. Guarantor authorizes the holders, without notice or demand to such U.S. Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time, in accordance with the provisions of the relevant Note Document or other instrument:  (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, any other Note Document or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, this Agreement, any other Note Document or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, any other Note Document or any other instrument referred to therein, for the performance of this Section 13 or otherwise for the Guaranteed Obligations and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Issuer, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, such U.S. Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such U.S. Guarantor agrees that, for purposes of this Section 13 and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of this Agreement, and such U.S. Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

13.5.                     Subrogation and Subordination.

(a)                                 Each U.S. Guarantor will not be entitled to and will not exercise any rights which it may have acquired by way of subrogation under this Section 13, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, nor will any U.S. Guarantor seek or be entitled to seek any reimbursement, contribution or indemnity from any other Obligor or any other Person, nor seek or be entitled to seek any rights or recourse to any security for the Notes or this Agreement, in each case unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)                                 Each U.S. Guarantor hereby subordinates the payment of all Financial Indebtedness and other obligations of the Issuer, any other Obligor or any other guarantor of the Guaranteed Obligations owing to such U.S. Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in Section 13.5(a), to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Financial Indebtedness or other obligations shall be enforced and performance received by such U.S. Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any U.S. Guarantor under this Section 13.

(c)                                  If any amount or other payment is made to or accepted by any U.S. Guarantor in violation of Section 13.5(a) and (b), such amount shall be deemed to have been paid to such U.S. Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such U.S. Guarantor under this Section 13.

(d)                                 Each U.S. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that its agreements set forth in this Section 13 (including this Section 13.5) are knowingly made in contemplation of such benefits.

(e)                                  Each U.S. Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 13.5(a) and (b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 13.5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each U.S. Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such U.S. Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 13.5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, any other Note Document or any other document, instrument or agreement executed in connection therewith, and each U.S. Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

13.6.                     Reinstatement of Guarantee.

The Unconditional Guarantee shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

13.7.                     Term of Guarantee.

The Unconditional Guarantee and all guarantees, covenants and agreements of the U.S. Guarantors contained in this Agreement shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 13.6.

13.8.                     Information Regarding the Issuer.

Each U.S. Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer.  No holder shall have any duty or responsibility to provide any U.S. Guarantor with any credit or other information concerning the affairs, financial condition or business of the Issuer which may come into possession of the holders.  Each U.S. Guarantor is executing and delivering this Agreement and each other Note Document to which it is a party without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Issuer, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

13.9.                     Further Assurances.

Each U.S. Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of the Unconditional Guarantee.

13.10.              English Guarantor Confirmation

Notwithstanding that such consent is not required under the English Guarantee Agreements to which each English Guarantor entered into in connection with the Original Notes, each of such English Guarantors hereby consents to the execution and issue by the Issuer of the Series B Notes and Series C Notes under this Agreement, which Series B Notes and Series C Notes will be guaranteed by such English Guarantor under the English Guarantee Agreement to which it is a party. As a material inducement to the Purchasers of the Series B Notes and the Series C Notes to consummate the purchase of the Series B Notes and the Series C Notes under this Agreement, each of the English Guarantors party to this Agreement respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of the English Guarantee Agreement to which it is a party, including, without limitation, with respect to the

Series B Notes and Series C Notes, and (ii) agrees that the issuance of the Series B Notes and Series C Notes shall not in any way release, diminish, impair or reduce its obligations under the English Guarantee Agreement to which it is a party.

14.                               REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

14.1.                     Registration of Notes.

The Issuer shall keep at its principal executive office a register of Notes for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary.  The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

14.2.                     Transfer and Exchange of Notes.

Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 19) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other details for notices of each transferee of such Note or part thereof) within ten Business Days thereafter the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series as such surrendered Note in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a), Exhibit 1(b) or Exhibit 1(c), as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than US$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, with respect to any Series, one Note of such Series may be in a denomination of less than US$100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

14.3.                     Replacement of Notes.

Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an

Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                 in the case of loss, theft or destruction, receipt of an indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least US$50,000,000 (or its equivalent in other currencies) or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series as such lost, stolen, destroyed or mutilated Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15.                               PAYMENTS ON NOTES.

15.1.                     Place of Payment.

Subject to Section 15.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of JPMorgan Chase Bank, N.A. in New York, New York.  The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

15.2.                     Home Office Payment.

So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Issuer or the Guarantors, as applicable, will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 15.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 14.2.  The Issuer will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

16.                               EXPENSES, ETC.

16.1.                     Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Issuer will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement (including, without limitation, the Unconditional Guarantee), the Notes or the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement (including, without limitation, the Unconditional Guarantee), the Notes or the other Note Documents, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Note Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any member of the Group or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed US$3,500 (or its equivalent in other currencies).  The Issuer will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

16.2.                     Certain Taxes.

The Issuer agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery (but not the transfer) or the enforcement of any of the Notes or the execution and delivery or the enforcement of this Agreement or any other Note Document in the United States or the United Kingdom or of any amendment of, or waiver or consent under or with respect to, any Note Document, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Issuer pursuant to this Section 16 (provided that, where the Issuer has made a payment of such value added tax and the relevant holder reasonably determines that it has received or been granted a credit or repayment in respect of such value added tax from the relevant tax authority, such holder shall reimburse such amount to the Issuer), and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Issuer hereunder.

16.3.                     Survival.

The obligations of the Issuer under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Note Document, and the termination of any Note Document.

17.                               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement.  Subject to the preceding sentence, this Agreement (including, without limitation, the Unconditional Guarantee), the Notes and the other Note Documents embody the entire agreement and understanding among each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

18.                               AMENDMENT AND WAIVER.

18.1.                     Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of each Obligor and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 22, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, any Series of Notes, (ii) change the percentage of the principal amount of any Series of Notes the holders of which are required to consent to any such amendment or waiver, (iii) amend Section 8, 10(a), 11, 12, 18, 21 or 23.9, or (iv) release all or substantially all of the Unconditional Guarantee.

18.2.                     Solicitation of Holders of Notes.

(a)                                 Solicitation.  The Issuer will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 18 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)                                 Payment.  No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)                                  Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 18.2 by the holder of any Note that has transferred or has agreed to transfer such Note to an Obligor or any Affiliate of an Obligor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

18.3.                     Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 18 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between any Obligor, on one hand, and the holder of any Note, on the other hand, nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

18.4.                     Notes Held by Obligors, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any Affiliates of any Obligor shall be deemed not to be outstanding.

19.                               NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized international commercial delivery service (charges prepaid), or (b) by a recognized international commercial delivery service (with charges prepaid).  Any such notice must be sent:

(i)                                     if to a Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing,

(ii)                                  if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing,

(iii)                               if to the Issuer, to the Issuer at its address set forth at the beginning hereof to the attention of the Secretary, or at such other address as the Issuer shall have specified to the holder of each Note in writing, or

(iv)                              if to any Guarantor, to such Guarantor at Anchorage Gateway, 5 Anchorage Quay, Salford, M50 3XE, United Kingdom, Attention: the Company Secretary, or at such other address as such Guarantor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in any jurisdiction in respect hereof or thereof.

20.                               REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Closing Date (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced.  Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit any Obligor or any holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

21.                               CONFIDENTIAL INFORMATION.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any member of the Group in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Group member, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Group member or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (v) any Person from which it offers to purchase any security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying the provisions of this Section 21.

22.                               SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Issuer of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

23.                               MISCELLANEOUS.

23.1.                     Successors and Assigns.

All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2.                     Payments Due on Non-Business Days.

Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

23.3.                     Accounting Terms; IAS 39.

Except as otherwise specifically provided herein, all accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with the Accounting Principles, all computations made pursuant to this Agreement shall be made in accordance with the Accounting Principles, and all financial statements shall be prepared in accordance with the Accounting Principles.  Notwithstanding the foregoing or any other provision of this Agreement:

(a)                                 for purposes of determining Financial Indebtedness, indebtedness or debt (or any similar term) under any covenant or other term or provision contained in this Agreement (including any Incorporated Provision), any election by any Group member to measure any portion of a non-derivative financial liability at fair value (as permitted by International Accounting Standard 39 or any similar accounting standard), other than to reflect a hedge of such non-derivative financial liability (including interest rate, foreign currency and commodity hedges), shall be disregarded and such determination shall be made as if such election had not been made; and

(b)                                 if after the Closing Date a change in the Accounting Principles (as at the Closing Date or the accounting practices is such:

(a)                                 as to affect the determination of the financial covenants contained in Section 9.1 or any related definitions; or

(b)                                 as to affect the determination of whether a Subsidiary is a Material Company; or

(c)                                  that it could (i) cause a Default or Event of Default related to any provision hereof (each an “Applicable Provision”), (ii) result in an indication that a Default or Event of Default related to any Applicable Provision shall occur in the future, then the parties hereto shall proceed as follows:

(1)                                                                                 any such Default or Event of Default arising solely as a result of such change in Accounting Principles shall be tolled or suspended;

(2)                                                                                 at the request of the Parent Guarantor or the Required Holders, the Parent Guarantor and the Required Holders shall promptly enter into good faith negotiations lasting for a period not to exceed ninety (90) days, pursuant to which the Parent Guarantor and the Required Holders shall (if possible) agree to an amendment or waiver of terms of this Agreement sufficient to (i) eliminate or preempt any such Default or Event of Default and (ii) ensure that the amendment does not result in any material alteration in the commercial effect of the terms of this Agreement as at the Closing Date and gives the Parent Guarantor comparable headroom and flexibility to that contemplated at the Closing Date, and any amendments so agreed will take effect on the date agreed between the Parent Guarantor and the Required Holders; and

(3)                                                                                 in the event such good faith negotiations do not result in an amendment or waiver sufficient to eliminate or preempt any such Default or Event of Default or to ensure that the change does not result in any material alteration in the commercial effect of the terms of this Agreement within ninety (90) days of either party’s request, the Parent Guarantor shall be entitled to (in the case of a change in Accounting Principles giving rise to a Default or Event of Default or that is otherwise adverse to the Parent Guarantor) and shall if the Required Holders so request (in the case of a change in Accounting Principles adverse to the holders) re-determine or determine (as applicable) compliance with such Applicable Provision on the basis of the Accounting Principles in effect on the date of (and as applied by the Parent Guarantor in connection with) the

Group’s most recent consolidated audited financial statements issued prior to such change in Accounting Principles (“Pre-Change Accounting Principles”).

(c)                                  In the event that any re-determination or determination (as applicable) of any Applicable Provision in accordance with Pre-Change Accounting Principles shall indicate (x) that the Parent Guarantor is then in compliance with the Applicable Provision on such basis, no Default nor Event of Default in relation thereto shall be deemed to have occurred (or be continuing) or shall occur thereafter (as applicable), and (y) that the Parent Guarantor is not then in compliance with the Applicable Provision on such basis, any Default nor Event of Default in relation thereto that would have arisen but for the relevant change in Accounting Principles shall be deemed to have occurred and be continuing.

23.4.                     Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.5.                     Construction, etc.

Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

23.6.                     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of an executed signature page hereto by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

23.7.                     Governing Law.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

23.8.                     Jurisdiction and Process; Waiver of Jury Trial.

(a)                                 Each Obligor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, each Obligor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 Each Obligor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 23.8(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)                                  Each Non-U.S. Obligor consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified or priority mail, postage prepaid, return receipt requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to the Issuer, as its agent for the purpose of accepting service of any process in the United States.  Each Non-U.S. Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)                                 Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Obligor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)                                  Each Non-U.S. Obligor hereby irrevocably appoints the Issuer to receive for it, and on its behalf, service of process in the United States.  The Issuer hereby accepts such appointment and designation for the period from the Closing Date to the date that is one calendar year after the latest maturity date of any Note as stated therein.

(f)                                   THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE UNCONDITIONAL GUARANTEE),

THE NOTES, ANY OTHER FINANCE DOCUMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

23.9.                     Obligation to Make Payment in U.S. Dollars.

Any payment on account of an amount that is payable hereunder or under the Notes in U.S. Dollars which is made to or for the account of any holder of Notes in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Obligor, shall constitute a discharge of the obligation of such Obligor, as applicable, under this Agreement or the Notes only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Obligors agree to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

23.10.              Tax Forms.

(a)                                 Each Purchaser and each holder that is a “United States person” within the meaning of Section 7701(a)(30)of the Internal Revenue Code shall deliver to the Issuer executed originals of U.S. Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by the Issuer as will enable the Issuer to certify to such Purchaser or holder’s exemption from U.S. backup withholding and/or information reporting requirements.

(b)                                 Each Purchaser and each holder that is not a “United States person” within the meaning of Section 7701(a)(30)of the Internal Revenue Code (a “Non-U.S. Holder”) shall deliver to the Issuer on or prior to the date on which such Non-U.S. Holder becomes a party to this Agreement (and from time to time thereafter upon the request of the Issuer), whichever of the following is applicable:

(i)                                     properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8BEN (claiming a complete exemption from United States withholding tax on payments made under the benefits of an applicable income tax treaty);

(ii)                                  properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8ECI (claiming a complete exemption from United States withholding tax because payments made are effectively connected with a U.S. trade or business);

(iii)                               properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8IMY and all required supporting documentation (claiming a complete exemption from United States withholding tax on payments made); or

(iv)                              in the case of a Purchaser or holder claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Non-U.S. Holder is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Issuer within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code and (y) properly completed and duly executed originals of U.S. Internal Revenue Service Form W-8BEN.

(c)                                  Each Purchaser or holder that is a Non-U.S. Holder shall deliver to the Issuer such other tax forms or other documents as shall be prescribed by applicable law to demonstrate, where applicable, that payments under this Agreement to such Purchaser or holder are exempt from United States withholding tax imposed pursuant to FATCA.

23.11.              Transaction References.

The Obligors agree that PRICOA Capital Group may (a) refer to its role in purchasing the Notes, as well as the identity of the Obligors and the maximum aggregate principal amount of the Notes and the date on which the purchase occurred, on its internet site or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display the Issuer’s corporate logo in conjunction with any such reference.

[Remainder of page left intentionally blank.  Next page is signature page.]

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement among you and the Obligors.

Very truly yours,

BA HOLDINGS, INC.

By
Name:
Title:

LUXFER HOLDINGS PLC

By
Name:
Title:

LUXFER GROUP LIMITED

By:
Name:
Title:

LUXFER GROUP 2000 LIMITED

By:
Name:
Title:

LUXFER GAS CYLINDERS LIMITED

By:
Name:
Title:

LUXFER GROUP SERVICES LIMITED

By:
Name:
Title:

MAGNESIUM ELEKTRON LIMITED

By:
Name:
Title:

LUXFER OVERSEAS HOLDINGS LIMITED

By:
Name:
Title:

LUXFER GAS CYLINDERS CHINA HOLDINGS LIMITED

By:
Name:
Title:

MEL CHEMICALS INC.

By:
Name:
Title:

MAGNESIUM ELEKTRON NORTH AMERICA, INC.

By:
Name:
Title:

LUXFER INC.

By:
Name:
Title:

HART METALS, INC.

By:
Name:
Title:

READE MANUFACTURING COMPANY

By:
Name:
Title:

LUXFER MAGTECH, INC.

By:
Name:
Title:

This Agreement is hereby accepted and agreed to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
Name:
Title: Vice President

RGA REINSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Name:
Title: Vice President

Schedule A

INFORMATION RELATING TO PURCHASERS

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Name in which Notes are to be registered	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Original Notes Registration number(s); principal amount(s)	R-1; US$45,820,000
Series A Notes (after exchange) Registration number(s); principal amount(s)	RA-1; US$5,976,521.74
Series B Notes Registration number(s); principal amount(s)	RB-1; US$19,921,739.13
Series C Notes Registration number(s); principal amount(s)	RC-1; US$19,921,739.13
Payment on account of Note Method Account information

Federal Funds Wire Transfer

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account Name:  Prudential Managed Portfolio

Account No.:  P86188 (do not include spaces)

Ref:  “Accompanying Information” below

Accompanying information	Name of Issuer:	BA HOLDINGS INC.

	Description of Security:	6.19% Senior Secured Guaranteed Notes due June 15, 2018

	PPN:	05523* AA5

	Security No.:	INV11372
Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.
Address / Fax # for notices related to payments

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn:  Manager, Billings and Collections

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:                           973-367-3141

Fax:                       888-889-3832

Schedule A-1

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Address for all other notices	The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601 Attn: Managing Director, PRICOA
Instructions re Delivery of Notes and closing sets	Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attn: William H. Bulmer, Esq.
Signature Block	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:
Name:
Title: Vice President
Tax identification number	22-1211670

Schedule A-2

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Name in which Notes are to be registered	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Original Notes (before exchange) Registration number(s); principal amount(s)	R-2; US$11,680,000
Series A Notes (after exchange) Registration number(s); principal amount(s)	RA-2; US$1,523,478.26
Series B Notes Registration number(s); principal amount(s)	RB-2; US$5,078,260.87
Series C Notes Registration number(s); principal amount(s)	RC-2; US$5,078,260.87
Payment on account of Note Method Account information

Federal Funds Wire Transfer

JPMorgan Chase Bank

New York, NY

ABA No.:  021-000-021

Account Name:  The Prudential — Privest Portfolio

Account No.:  P86189 (do not include spaces)

Ref:  “Accompanying Information” below

Accompanying information	Name of Issuer:	BA HOLDINGS INC.

	Description of Security:	6.19% Senior Secured Guaranteed Notes due June 15, 2018

	PPN:	05523* AA5

	Security No.:	INV11372
Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.
Address / Fax # for notices related to payments

The Prudential Insurance Company of America

c/o Investment Operations Group

Gateway Center Two, 10th Floor

100 Mulberry Street

Newark, NJ 07102-4077

Attn:  Manager, Billings and Collections

with telephonic prepayment notices to:

Manager, Trade Management Group

Tel:                           973-367-3141

Fax:                       888-889-3832

Schedule A-3

Purchaser Name	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
Address for all other notices	The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601 Attn: Managing Director, PRICOA
Instructions re Delivery of Notes and closing sets	Prudential Capital Group 2200 Ross Avenue, Suite 4200E Dallas, TX 75201 Attn: William H. Bulmer, Esq.
Signature Block	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:
Name:
Title: Vice President
Tax identification number	22-1211670

Schedule A-4

Purchaser Name	RGA REINSURANCE COMPANY
Name in which to register Note(s)	HARE & CO.
Original Notes Note Registration Number(s); Principal Amount(s)	R-3; US$7,500,000
Series A Notes Note Registration Number(s); Principal Amount(s)	RA-3; US$7,500,000
Payment on account of Note Method Account Information	Federal Funds Wire Transfer The Bank of New York Mellon ABA #021-000-018 BNF Account No.: IOC 566 For credit to: RGA Reinsurance Company Ref: “Accompanying Information” below.
Accompanying Information	Name of Issuer:	BA HOLDINGS INC.

	Description of Security:	6.19% Senior Secured Guaranteed Notes due June 15, 2018

	PPN:	05523* AA5
Due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.
Address for notices related to payments	RGA Reinsurance Company Attn: Banking Dept. 1370 Timberlake Manor Parkway Chesterfield, MO 63017-6039
Address for all other notices	Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601 Attn: Managing Director, PRICOA
Instructions re: delivery of Notes

The Bank of New York Mellon

One Wall Street - 3rd Floor Window A

New York, NY 10256

Attn:  Anthony V. Saviano (212-635-6742)

Ref:  RGA Private Placement Prudential Financial Account No. 0000128863

Cc:  Prudential Capital Group

Form signature block	RGA REINSURANCE COMPANY
	By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

	By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:
Name:
	Title:	Vice President

Schedule A-5

Purchaser Name	RGA REINSURANCE COMPANY
Tax Identification Number	43-1235868

Schedule A-6

Schedule B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2014 Shelf Facility” is defined in Section 1.5.

“Acceptable Bank” means:

(a)                                 a bank or financial institution which has a rating for its short-term unsecured and non credit-enhanced debt obligations of A-3 or higher by Standard & Poor’s Rating Services, F(3) or higher by Fitch Ratings Ltd or P-3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency or

(b)                                 any other bank or financial institution with which the Issuer has an account as of the Closing Date.

“Accounting Principles” means the international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements or if required by the applicable law the generally acceptable accounting principles of the United States.

“Accounting Reference Date” has the meaning given to it in section 391 of the Companies Act 2006.

“Additional Subsidiary Guarantor” is defined in Section 1(b).

“Adjusted Acquisition EBITDA” means in respect of any Relevant Period, EBITDA for that Relevant Period after:

(a)                                 including the operating profit before interest, tax, depreciation, amortization and impairment charges (calculated on the same basis as EBITDA) of a member of the Group for the Relevant Period (or attributable to a business or assets acquired during the Relevant Period) prior to its becoming a member of the Group or (as the case may be) prior to the acquisition of the business or assets; and

(b)                                 excluding operating profit before interest, tax, depreciation, amortization and impairment charges (calculated on the same basis as EBITDA) attributable to any member of the Group (or to any business or assets) disposed of during the Relevant Period.

“Adjusted EBITDA” means, in respect of any Relevant Period, EBITDA for that Relevant Period after:

Schedule B-1

(a)                                 adding the amount of any cash receipts (and deducting the amount of any cash payments) during such Relevant Period in respect of any Exceptional Items not already taken account of in calculating EBITDA for any Relevant Period but excluding:

(i)                                     Exceptional Items relating to cash receipts or cash paid for finance costs or discontinued operations and

(ii)                                  cash payments for Permitted Acquisitions and cash received for Permitted Disposals;

(b)                                 adding the amount of any increase in provisions, which are not Current Assets or Current Liabilities and deducting the amount of any non-cash credits which are not Current Assets or Current Liabilities) in each case to the extent taken into account in establishing EBITDA;

(c)                                  deducting the cash amount of maintenance capital expenditure actually paid (which shall be not more than US$13,200,000 (or its equivalent in any currency)) during that Relevant Period by any member of the Group except (in each case) to the extent funded from the proceeds of Permitted Disposals, third party grants, third party contributions or Insurance Proceeds) and

(d)                                 deducting the amount of any cash dividends or distributions paid or made by the Parent Guarantor in respect of that Relevant Period;

and so that no amount shall be added (or deducted) more than once.

“Affiliate” means, in relation to any Person, a Subsidiary of that Person or a Holding Company of that person or any other Subsidiary of that Holding Company.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Issuer or the Parent Guarantor.

“Agreed Form” means, in relation to any document, the form of such document which is previously agreed in writing by or on behalf of the Purchasers and the Obligors or, if not so agreed, is in the form specified by the Purchasers.

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to Section 7.1(b).

“Anti-Terrorism Law” means any U.S. state or federal law relating to terrorism or money laundering, including the Executive Order, the USA Patriot Act and the Money Laundering Control Act of 1986, Public Law 99-570.

“Articles” means the articles of association of the Parent Guarantor and the articles of association of the Issuer.

“assets” includes present and future properties, revenues and rights of every description (including any right to receive such revenues).

Schedule B-2

“Auditors” means one of PricewaterhouseCoopers LLP, Ernst & Young LLP, KPMG Audit PLC, Deloitte & Touche LLP, Grant Thornton LLP, Soren McAdam Christenson LLP, BDO International or any other firm of independent public accountants of recognized international standing.

“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration.

“Average Exchange Rate” means the 12 month average of the month end exchange rates as referenced to Reuters.

“Bank Agent” means Lloyds Bank plc, as agent of the Finance Parties (as defined in the Bank Facilities Agreement).

“Bank Document” means the Finance Documents (as defined in the Bank Facilities Agreement as in effect on the Second Amendment Date) and each other document executed in connection with the Bank Facilities Agreement or otherwise relating thereto.

“Bank Lender” means a Lender (as defined in the Bank Facilities Agreement).

“Bank Facilities Agreement” means the Senior Facilities Agreement, dated as of May 13, 2011, among (a) the Parent Guarantor, (b) Lloyds Bank plc and Clydesdale Bank plc (trading as Yorkshire Bank), as mandated lead arrangers, (c) the parties listed in part 1 schedule 1 thereto as original borrowers, (d) the parties listed in part 2 of schedule 1 thereto as original guarantors, (e) the financial institutions listed in part 3 of schedule 1 thereto as lenders, (f) Lloyds Bank plc, Clydesdale Bank plc (trading as Yorkshire Bank) and Bank of America, N.A., as ancillary facilities providers, and (g) the Bank Agent, as the same may from time to time be amended, restated, supplemented, modified or extended; provided that any such amendment, restatement, supplement, modification or extension shall be made in accordance with the terms of this Agreement.

“Bilateral Facility” has the meaning given to such term in the Bank Facilities Agreement (as in effect on the Second Amendment Date).

“Blocked Person” is defined in Section 5.30(d).

“Budget” means the budget delivered by the Parent Guarantor to the holders in respect of that period pursuant to, and in accordance with, Section 7.1(f).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or London, England are required or authorized to be closed.

“Cash Equivalent Investments” means at any time:

Schedule B-3

(a)                                 certificates of deposit maturing within 6 Months after the relevant date of calculation and issued by an Acceptable Bank,

(b)                                 any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom or any member state of the European Economic Area (subject to any such member state of the European Economic Area having a credit rating equivalent to or better than the United States of America or the United Kingdom), or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within 3 Months after the relevant date of calculation and not convertible or exchangeable to any other security,

(c)                                  commercial paper not convertible or exchangeable to any other security:

(i)                                     for which a recognized trading market exists,

(ii)                                  issued by an issuer incorporated in the United States of America, the United Kingdom or any member state of the European Economic Area,

(iii)                               which matures within 3 Months after the relevant date of calculation, and

(iv)                              which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating,

(d)                                 any investment in money market funds which:

(i)                                     have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services, F-1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited,

(ii)                                  invest substantially all their assets in securities of the types described in paragraphs (a) to (c), and

(iii)                               can be turned into cash on not more than 30 days’ notice or

(e)                                  any other debt security approved by the Required Holders,

in each case, denominated in U.S. Dollars, Euros, Sterling or an Optional Currency (as defined in the Bank Facilities Agreement as in effect on the Second Amendment Date) and to which an Obligor is alone or together with other Obligors beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

“Change of Control” means any Person or group of Persons acting in concert gains direct or indirect control of the Parent Guarantor.  For the purposes of this definition:

Schedule B-4

(a)                                 control of the Parent Guarantor means:

(i)                                     the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)                               cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Parent Guarantor or

(B)                               appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent Guarantor or

(C)                               give directions with respect to the operating and financial policies of the Parent Guarantor with which the directors or other equivalent officers of the Parent Guarantor are obliged to comply; or

(ii)                                  (the holding beneficially of more than 50% of the issued share capital of the Parent Guarantor (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital); and

(b)                                 acting in concert means, a group of Persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition, directly or indirectly, of shares in the Parent Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Parent Guarantor.

“Change of Control Notice” is defined in Section 8.7

“CISADA” is the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (Pub. L. 111—195).

“Closing Date” is defined in Section 2.

“Compliance Certificate” means a certificate substantially in the form set out in Exhibit 7.2.

“Confidential Information” is defined in Section 21.

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“Current Assets” means the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each member of the Group including prepayments in relation to operating items and sundry debtors (but excluding cash and Cash Equivalent Investments) maturing within 12 Months from the date of computation but excluding amounts in respect of:

(a)                                 receivables in relation to corporation and deferred Tax,

Schedule B-5

(b)                                 Exceptional Items and other non-operating items,

(c)                                  insurance claims, and

(d)                                 any interest owing to any member of the Group.

“Current Liabilities” means the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each member of the Group falling due within 12 Months from the date of computation but excluding amounts in respect of:

(a)                                 liabilities for Financial Indebtedness and Finance Charges,

(b)                                 liabilities for corporation and deferred Tax,

(c)                                  Exceptional Items and other non-operating items,

(d)                                 insurance claims, and

(e)                                  liabilities in relation to dividends declared but not paid by the Parent Guarantor or by a member of the Group in favor of a Person which is not a member of the Group.

“Czech Subsidiary” means Magnesium Elektron Recycling CZ S.R.O., a limited liability company organized under the laws of the Czech Republic.

“Debt Service” means in respect of any Relevant Period the aggregate of:

(a)                                 Net Finance Charges for such Relevant Period,

(b)                                 the net amount of any cash receipts during that Relevant Period in respect of any corporation tax rebates or credits and the amount actually paid or due and payable in respect of corporation taxes during that Relevant Period by any member of the Group,

(c)                                  the aggregate of all scheduled repayments of Financial Indebtedness falling due during such Relevant Period but excluding:

(i)                                     any amounts repaid or falling due under any overdraft or revolving facility (including, without limitation, any facility available pursuant to the Bank Facilities Agreement or any Permitted Refinancing Agreement) and which were available for simultaneous redrawing according to the terms of such facility,

(ii)                                  any such obligations owed to any member of the Group and

(iii)                               any prepayment of Financial Indebtedness existing on the Closing Date which is required to be repaid under the terms of this Agreement, and

(d)                                 the amount of the capital element of any payments in respect of such Relevant Period payable under any Finance Lease entered into by any member of the Group,

Schedule B-6

and so that no amount shall be included more than once.

“Debt Service Cover” means the ratio of Adjusted EBITDA to Debt Service in respect of any Relevant Period.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Designated Person” means a Person:

(a)                                 listed on the annex to the Executive Order;

(b)                                 owned or controlled by, or acting for or on behalf of, any Person listed on the annex to the Executive Order;

(c)                                  listed on the “Specially Designated Nationals and Blocked Persons” list maintained by the Office of Foreign Asset Control of the United States Department of the Treasury, as updated or amended from time to time;

(d)                                 whose property has been blocked, or is subject to seizure, forfeiture or confiscation, under any applicable Anti-Terrorism Law; or

(e)                                  that commits, threatens or conspires to commit or support “terrorism” as defined in the Executive Order.

“Disclosure Documents” is defined in Section 5.11.

“Disposal” means a sale, lease or license (other than an occupational rack rent lease or license), transfer, loan or other disposal by a Person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the consideration receivable by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds.

“Disposal Prepayment Date” is defined in Section 8.8.

“Disposal Prepayment Offer” is defined in Section 8.8.

“Disruption Event” means either or both of:

(a)                                 a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Note Documents (or otherwise in order for the

Schedule B-7

transactions contemplated by the Note Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties hereto, or

(b)                                 the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party hereto preventing that, or any other party hereto:

(i)                                     from performing its payment obligations under the Note Documents, or

(ii)                                  from communicating with other parties hereto in accordance with the terms of the Note Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted.

“Dormant Subsidiary” means a member of the Group which does not trade (for itself or as agent for any Person) and does not own, legally or beneficially, assets (including indebtedness owed to it) which in aggregate have a value of US$33,000 or more or its equivalent in other currencies.

“EBIT” means in respect of any Relevant Period the consolidated operating profit of the Parent Guarantor before taxation for such Relevant Period (excluding the results from discontinued operations):

(a)                                 before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges, gains or losses on Financial Indebtedness and other finance payments whether paid, payable or capitalized by any member of the Group (calculated on a consolidated basis) in respect of such Relevant Period,

(b)                                 not including any accrued interest owing or paid to any member of the Group,

(c)                                  before taking into account any Exceptional Items,

(d)                                 before deducting any Transaction Costs,

(e)                                  before taking into account any gain or loss arising from an upward or downward revaluation of any other asset except for the impairment of working capital items,

(f)                                   after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests,

(g)                                  before taking into account any unrealized gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis),

Schedule B-8

(h)                                 [Reserved], and

excluding any profit or loss arising from the disposal of fixed assets,

in each case to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation for such Relevant Period.

“EBITA” means in respect of any Relevant Period, EBIT for that Relevant Period after adding back any amount attributable to the impairment or amortization of assets or impairment of members of the Group and non-cash based charges and amortization costs associated with equity stock-based compensation schemes for such Relevant Period.

“EBITDA” means in respect of any Relevant Period, EBITA for such Relevant Period after adding back any amount attributable to the depreciation of assets of members of the Group for such Relevant Period.

“Employee Plan” means, at any time, an “employee pension benefit plan” as defined in section 3(32) of ERISA and subject to Title IV of ERISA (other than a Multiemployer Plan) then or at any time during the previous six years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or ERISA Affiliate.

“English Guarantee Agreement” is defined in Section 1(b).

“English Guarantor” means the Parent Guarantor and each other Guarantor incorporated or formed under the laws of England and Wales.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)                                 air (including, without limitation, air within natural or man made structures, whether above or below ground),

(b)                                 water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers), and

(c)                                  land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any Person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)                                 the pollution or protection of the Environment,

(b)                                 the conditions of the workplace, or

(c)                                  the generation, handling, storage, use, release or spillage of any substance which alone, or in combination with any other, is capable of causing harm to the Environment, including without limitation, any waste.

Schedule B-9

“Environmental Permits” means any permit and other Authorization and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from any Real Property owned or used by any member of the Group.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, any Obligor, within the meaning of section 414 of the Internal Revenue Code.

“ERISA Event” means any of the following events:

(a)                                 any reportable event, as defined in section 4043(c) of ERISA, with respect to an Employee Plan as to which the PBGC has not by regulation waived the requirement of section 4043(a) of ERISA that it be notified within thirty days of the occurrence of that event.  However, a failure to meet the minimum funding standard of section 412 of the Internal Revenue Code or section 302 of ERISA shall be a reportable event for the purposes of this paragraph (a) regardless of the issuance of any waiver under said sections;

(b)                                 the requirements of subsection (1) of section 4043(b) of ERISA (without regard to subsection (2) of that section) are met with respect to a contributing sponsor, as defined in section 4001(a)(13) of ERISA, of an Employee Plan and an event described in paragraph (9), (10), (11), (12) or (13) of section 4043(c) of ERISA is reasonably expected to occur with respect to that Employee Plan within the following 30 days;

(c)                                  the filing under section 4041(c) of ERISA of a notice of intent to terminate any Employee Plan;

(d)                                 the termination of any Employee Plan under section 4041(c) of ERISA;

(e)                                  the institution of proceedings under section 4042 of ERISA by the PBGC for the termination of, or the appointment of a trustee to administer, any Employee Plan;

(f)                                   the failure to make a required contribution to any Employee Plan that would result in the imposition of an encumbrance pursuant to section 412 of the Internal Revenue Code or section 302 of ERISA; or

(g)                                  engagement with an Employee Plan in a non-exempt prohibited transaction within the meaning of section 4795 of the Internal Revenue Code or section 406 of ERISA (other than as a result of an incorrect representation of a Purchaser pursuant to Section 6.2).

“ESOP” means the Luxfer Group Employee Share Ownership Plan established by a deed of trust dated 3 November 1997.

Schedule B-10

“euro” or “€” means the unit of single currency of the Participating Member States.

“Event of Default” is defined in Section 10.

“Exceptional Items” means any exceptional, one-off or non-recurring items which represent gains or losses including (without limitation) those arising on:

(a)                                 the restructuring of the activities of an entity, including the associated redundancy program costs and reversals of any provisions for the cost of restructuring,

(b)                                 disposals, revaluations or impairment of non-current assets,

(c)                                  disposals of assets associated with discontinued operations and acquisition costs in relation to the acquisition of new operations,

(d)                                 Environmental remediation costs and provisions not in the ordinary course of business,

(e)                                  one-off gains and losses recognized on the early termination or curtailment of or change in employee retirement defined benefits, or

(f)                                   disposal of a business operation which is not classified as a discontinued operation for accounting purposes.

“Exchange Notes” is defined in Section 2.

“Excluded Disposal Proceeds” means the proceeds of a Permitted Disposal unless such proceeds are to be used to repay or prepay Financial Indebtedness under the Bank Facilities Agreement or a Permitted Refinancing Agreement at any time when a Default or Event of Default exists.

“Excluded Insurance Proceeds” means any proceeds of an insurance claim which the Issuer notifies the holders are, or are to be, applied:

(a)                                 to meet a third party claim,

(b)                                 to cover operating losses in respect of which the relevant insurance claim was made,

(c)                                  to the replacement, reinstatement and/or repair of the assets or otherwise in amelioration of the loss in respect of which the relevant insurance claim was made,

(d)                                 by an Obligor to purchase assets useful to the business of the Obligors,

in each case as soon as possible after receipt, or

(e)                                  which do not exceed £10,000,000 (or its equivalent) when aggregated together with the proceeds of all other insurance claims (excluding those referred to in paragraphs (a), (b) and (c) of this definition) during the term of this Agreement.

Schedule B-11

“Executive Order” means Executive Order No. 13224 of September 23, 2001- Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable intergovernmental agreements and any fiscal or regulatory legislation, regulations or rules adopted pursuant to any such intergovernmental agreements, in each case with respect to the implementation of such Sections of the Internal Revenue Code, and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Favored Lender Notice” is defined in Section 9.36.

“Finance Charges” means for any Relevant Period the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Financial Indebtedness whether paid payable or capitalized by any member of the Group (calculated on a consolidated basis) in respect of such Relevant Period:

(a)                                 excluding any upfront fees or costs,

(b)                                 including the interest (but not the capital) element of payments in respect of Finance Leases,

(c)                                  including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement, and

(d)                                 taking no account of any unrealized gains or losses on any financial instruments other than any derivative investments which are accounted for on a hedge accounting basis,

(e)                                  excluding any Transaction Costs, and

(f)                                   excluding any interest cost or expected return on plan assets in relation to any post employment benefit schemes,

so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles, be treated as a finance or capital lease.

“Financial Covenant” means any maintenance covenant (whether set forth as a covenant, undertaking, event of default, restriction or other such provision) that requires the Parent Guarantor or a member of the Group to achieve or maintain a stated level of financial condition or financial performance and includes, without limitation, any requirement that any member of the Group:

Schedule B-12

(i)                                     maintain a specified level of net worth, shareholders’ equity, total assets, cash flow or net income;

(ii)                                  maintain any specified ratio of any component of its capital structure to any other component thereof (including, without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalisation or to net worth); or

(iii)                               maintain any measure of its ability to service its indebtedness (including, without limitation, any specified ratio of revenues, cash flow or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness).

“Financial Indebtedness” means, without double counting, any indebtedness for or in respect of:

(a)                                 monies borrowed and debit balances at banks or other financial institutions,

(b)                                 acceptance under any acceptance credit or bill discounting facility (or dematerialized equivalent),

(c)                                  any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument,

(d)                                 any Finance Leases,

(e)                                  receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis),

(f)                                   any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account),

(g)                                  any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition,

(h)                                 any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply,

(i)                                     any amount raised under any other transaction (including any forward sale or purchase sale and sale back or sale and leaseback agreement) having the commercial

Schedule B-13

or economic effect of a borrowing or otherwise classified as borrowings under the Accounting Principles,

(j)                                    any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer thereof) before the latest maturity date of any Note as stated therein or are otherwise classified as borrowings under the Accounting Principles, and

(k)                                 the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j).

“Financial Quarter” means a 3 calendar months period ending on March 31, June 30, September 30 or December 31 in any Financial Year.

“Financial Year” means a financial year of the Parent Guarantor.

“French Subsidiary” means Luxfer Gas Cylinders S.A.S., a société par actions simplifiées organized under the laws of France.

“Funding Instructions” is defined in Section 4.17.

“German Subsidiary” means Dynetek Europe GmbH, a Gesellschaft mit beschränkter Haftung incorporated under the laws of Germany with registered number HRB44318.

“Governmental Authority” means

(a)                                 the government of

(i)                                     the United States of America or England or any State or other political subdivision of either thereof, or

(ii)                                  any other jurisdiction in which the Parent Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent Guarantor or any Subsidiary, or

(b)                                 any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Group” means the Parent Guarantor and each of its Subsidiaries for the time being.

“Group Structure Chart” is defined in Section 5.23.

“guarantee” means (other than in Section 13) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any Person or to make an investment in or loan to any Person or to purchase assets of any Person where, in each case, such obligation is assumed in order to maintain or assist the ability of such Person to meet its indebtedness.

“Guaranteed Obligations” is defined in Section 13.1.

Schedule B-14

“Guarantor” means the Parent Guarantor and each Subsidiary Guarantor.

“Hedging Agreement” has the meaning given to such term in the Bank Facilities Agreement (as in effect on the Second Amendment Date).

“HMRC” means the United Kingdom HM Revenue and Customs.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 14.1.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Incorporated Provision” is defined in Section 9.36.

“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Insurance Prepayment Date” is defined in Section 8.8.

“Insurance Prepayment Offer” is defined in Section 8.8.

“Insurance Proceeds” means the proceeds of any insurance claim under any insurance maintained by any member of the Group except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the Group to Persons who are not members of the Group.

“Intellectual Property” means:

(a)                                 any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered and

(b)                                 the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Interest Cover” means the ratio of EBITDA to Net Finance Charges in respect of any Relevant Period.

Schedule B-15

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any and all regulations and rulings issued thereunder.

“Issuer” is defined in the first paragraph of this Agreement.

“Joinder Agreement” is defined in Section 1(b).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Reservations” means:

(a)                                 the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors,

(b)                                 the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984, the possibility that an undertaking to assume liability for or indemnify a Person against non-payment of UK stamp duty may be void and defenses of set-off or counterclaim,

(c)                                  the possibility that the courts may recharacterize any security purporting to be a fixed charge as a floating charge (or vice versa), and

(d)                                 similar principles, rights and defenses under the laws of any Relevant Jurisdiction.

“Leverage” means in respect of any Relevant Period the ratio of Total Net Debt on the last day of such Relevant Period to Adjusted Acquisition EBITDA in respect of such Relevant Period.

“Major Breach” means any breach of:

(a)                                 Section 9.8 (Change of Business),

(b)                                 Section 9.9 (Acquisitions),

(c)                                  Section 9.12 (Pari Passu Ranking),

(d)                                 Section 9.13 (Negative Pledge),

(e)                                  Section 9.14 (Disposals),

(f)                                   Section 9.16 (Loans or Credit),

(g)                                  Section 9.17 (No Guarantees or Indemnities),

(h)                                 Section 9.18 (Dividends and Share Redemption),

Schedule B-16

(i)                                     Section 9.20 (Financial Indebtedness), and

(j)                                    Section 9.22 (Insurance).

“Major Default” means any of the following Events of Default:

(a)                                 Section 10(a) (Non-payment),

(b)                                 Section 10(b) (Financial Covenants and Other Obligations),

(c)                                  Section 10(c) (Other Obligations) but only insofar as it relates to a Major Breach,

(d)                                 Section 10(d) (Misrepresentation) but only insofar as it relates to a Major Representation,

(e)                                  Section 10(f) (Insolvency) and Section 10(g) (Insolvency Proceedings),

(f)                                   Section 10(i) (Unlawfulness and Invalidity) and Section 10(o) (Repudiation and Rescission of Agreements), and

(g)                                  Section 10(q) (ERISA).

“Major Representation” means each of the representations set out in Section 5.1 (Status) to Section 5.5(a) (Validity and Admissibility in Evidence) inclusive, Section 5.24 (Obligors), Section 5.30 (U.S. Regulations) and Section 5.31 (Sanctions).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Group taken as a whole.

“Material Adverse Effect” means a material adverse effect on:

(a)                                 the business, operations or property of the Group taken as a whole, or

(b)                                 the ability of an Obligor to perform its payment obligations under the Note Documents (taking into account the financial resources available to that Obligor from other members of the Group), or

(c)                                  the rights or remedies of any holder under any of the Note Documents.

“Material Company” means, at any time:

(a)                                 an Obligor,

(b)                                 a wholly-owned member of the Group that holds shares in an Obligor, or

(c)                                  a Material Subsidiary.

Schedule B-17

“Material Provision” means each of Sections 7, 9.7, 9.8, 9.9, 9.12, 9.13, 9,14, 9.31, 9.32 and 9.33 and each Incorporated Provision.

“Material Subsidiary” means a Subsidiary of the Parent Guarantor which has earnings before interest, tax and amortization (calculated on the same basis as EBITA) representing 5% or more of EBITA, or has gross assets, (excluding intra-Group items) representing 5% or more of the gross assets of the Group, calculated on a consolidated basis.  The foregoing shall be determined by reference to the most recent Compliance Certificate and/or the latest audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest audited consolidated financial statements of the Group.  However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be deemed to be adjusted in order to take into account the acquisition of that Subsidiary (that adjustment being certified by the Group’s Auditors as representing an accurate reflection of the revised EBITA and gross assets of the Group).  A report by the Auditors of the Parent Guarantor that a Subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties to this Agreement.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                 if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day and

(b)                                 if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Monthly Financial Statements” means the financial statements for a month delivered pursuant to Section 7.1(a).

“More Favorable Provision” is defined in Section 9.36.

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in section 4001(a)(3) of ERISA) then or at any time during the previous five years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of any Obligor or an ERISA Affiliate.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for such Relevant Period after deducting any interest payable in such Relevant Period to any member of the Group on any cash or Cash Equivalent Investment.

Schedule B-18

“Non-U.S. Obligor” means an Obligor that is not a U.S. Obligor.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by a member of the Group primarily for the benefit of employees of members of the Group residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Internal Revenue Code.

“Note Document” means this Agreement, each Note, each Joinder Agreement, each English Guarantee Agreement and each other guarantee agreement executed by any Additional Subsidiary Guarantor in accordance with Sections 1(b) and 9.31 and the in each case as amended, novated, supplemented or restated (however fundamentally).

“Notes” is defined in Section 1.3(b).

“Obligor” means the Issuer and each Guarantor.

“OFAC Sanctions Regulations” means the U.S. sanctions administered by the Office of Foreign Asset Control of the U.S. Department of the Treasury as amended from time to time, and codified in 31 C.F.R. 500 et. seq.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of an Obligor whose responsibilities extend to the subject matter of such certificate.

“Original Subsidiary Guarantor” is defined in the first paragraph of this Agreement.

“Parent Guarantor” is defined in the first paragraph of this Agreement.

“Participating Member State” means any member state of the European Communities that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic Monetary Union.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Acquisition” means:

(a)                                 an acquisition pursuant to a Permitted Share Issue;

(b)                                 the incorporation of a company which on incorporation becomes a member of the Group, but only if that company is incorporated with limited liability in the European Union, the United Kingdom, the United States, or such other jurisdiction in which an existing member of the Group operates, and not in any jurisdiction that is on a restricted list for a holder;

Schedule B-19

(c)                                  an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(d)                                 an acquisition (not being an acquisition by the Parent Guarantor or the Issuer), of (1) all or the amount required to hold a controlling interest of the issued share capital of a limited liability company or (2) (if the acquisition is made by a limited liability company) a business or undertaking carried on as a going concern, but only if:

(i)                                     no Default or Event of Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(ii)                                  the acquired company, business or undertaking:

(A)                               is engaged in a business the substantially the same as that carried on by the Group and

(B)                               is incorporated or established, and carries on its principal business in the European Union, the United Kingdom, the United States, or such other jurisdiction in which an existing member of the Group operates, and not in any jurisdiction that is on a restricted list for a holder;

(iii)                               Leverage (calculated on a pro forma basis taking into account the acquisition) does not exceed 2.5:1;

(iv)                              the Parent Guarantor has delivered to the holders of Notes not later than 5 Business Days prior to the date it (or the relevant member of the Group) legally commits to make such acquisition (such date being the “Acquisition Commitment Date”), a certificate signed by two directors of the Parent Guarantor:

(A)                               giving notice to the holders of the proposed acquisition and

(B)                               to which is attached forecasts (which have been prepared on the basis of recent historical information and reasonable assumptions, and which assume that the acquisition has occurred), demonstrating that the Parent Guarantor will remain in compliance with its obligations under Section 9.1 for a period of not less than 12 Months from the closing date for the acquisition

(C)                               certifying that Leverage (calculated on a pro forma basis taking into account the acquisition) does not exceed 2.5:1 and

(v)                                 the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (the “Total Purchase Price”) does not exceed in aggregate

Schedule B-20

25 per cent of the consolidated net assets of the Group as at the Acquisition Commitment Date;

(e)                                  an acquisition by the Parent Guarantor of its own shares (to be held in treasury)  or by any other member of the Group of shares in the Parent Guarantor, in each case in connection with any employee share ownership or share incentive plan; or

(f)                                   an acquisition permitted by the Required Holders (such consent not to be unreasonably withheld or delayed) in writing.

“Permitted Bank Increase” means any increase, after the Second Amendment Date, in the principal amount or commitment of the facilities available under the Bank Facilities Agreement on the Second Amendment Date, or any increase, after the Second Amendment Date, in the fees or commission relating to the facilities available under the Bank Facilities Agreement provided that:

(a)                                 any such new Financial Indebtedness created by such increase (including any Financial Indebtedness incurred pursuant to a utilization of any Uncommitted Accordion Facility) would constitute Permitted Financial Indebtedness if it were incurred under clause (k) of the definition of Permitted Financial Indebtedness; or

(b)                                 the increase in fees or commission is in consideration for the amendment or waiver of, or the giving of a consent under, any term of a Bank Document.

“Permitted Disposal” means any sale, lease, license, transfer or other disposal which, except in the case of paragraphs (b) and (m), is on arm’s length terms:

(a)                                 of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)                                 of any asset by a member of the Group to another member of the Group;

(c)                                  of assets in exchange for other assets comparable or superior as to type, value or quality;

(d)                                 of assets to a Permitted Joint Venture;

(e)                                  of obsolete or redundant Real Property, vehicles, or plant equipment for cash;

(f)                                   of Cash Equivalent Investments for cash or in immediate exchange for other Cash Equivalent Investments;

(g)                                  constituted by a license of intellectual property rights permitted by Section 9.24;

(h)                                 arising as a result of any Permitted Security;

Schedule B-21

(i)                                     of cash by way of a Permitted Loan;

(j)                                    of cash in order to complete a Permitted Acquisition;

(k)                                 of assets for cash where (i) the higher of the market value or the net consideration receivable in respect of such asset (when aggregated with the higher of the market value or the net consideration receivable for any other sale, lease, license, transfer or other disposal of an asset not allowed under the preceding paragraphs) does not exceed US$25,000,000 (or its equivalent) in aggregate, or (ii) (x) no Default or Event of Default is continuing or would result from such disposal, and (y) the Issuer offers, within 90 days following such disposition, to prepay the outstanding Notes held by each holder in accordance with the Permitted Disposal Net Proceeds Prepayment Offer provisions of Section 8.8 in a principal amount equal to such holder’s Permitted Disposal Pro Rata Portion of the net proceeds of such disposition; provided that, in the case of both clause (i) and clause (ii) above, if the proceeds of such disposition constitute Disposal Proceeds, then the provisions set forth in Section 8.8 with respect to Disposal Proceeds shall apply thereto;

(l)                                     that is a Permitted Transaction;

(m)                             of shares in the Parent Guarantor by the Parent Guarantor or any other member of the Group in connection with any employee share ownership or share incentive plan; or

(n)                                 of cash in order to fund the acquisition of shares in the Parent Guarantor in connection with any employee share ownership or share incentive plan.

“Permitted Disposal Net Proceeds” means the net proceeds of any disposition made pursuant to clause (k)(ii) of the definition of “Permitted Disposal”.

“Permitted Disposal Pro Rata Portion” means, in respect of any holder of any Note and any Permitted Disposal Net Proceeds, an amount equal to the product of:

(a)                                 the amount of such net proceeds, multiplied by

(b)                                 a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the sum of (i) the aggregate outstanding principal amount of all the Notes plus (ii) the aggregate outstanding principal amount of all the notes issued pursuant to the Shelf Facility plus (iii) the aggregate principal amount outstanding at such time under the Bank Facilities Agreement and any Permitted Refinancing Agreement.

“Permitted Distribution” means:

(a)                                 the payment of a dividend to any member of the Group by any of such Group member’s Subsidiaries;

(b)                                 the payment of a dividend by the Parent Guarantor provided no Event of Default has occurred and is continuing at the time such dividend is declared;

Schedule B-22

(c)                                  the redemption of up to £50,000 B preference shares at par value (plus any accrued dividend) issued by the Parent Guarantor to Brian Purves and Ian Mckinnon; and

(d)                                 the payment of any other dividend agreed between the Obligors and the Required Holders.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)                                 arising under

(i) any of the Note Documents, or

(ii) (x) the Bank Facilities Agreement (other than any Bilateral Facility), as amended from time to time in compliance with this Agreement; provided that, with respect to any Financial Indebtedness arising under any Uncommitted Accordion Facility, the incurrence of such Financial Indebtedness constitutes a Permitted Bank Increase; (y) any Bilateral Facility made available to an Obligor by a Bank Lender in accordance with clause 8.1(a) (Bilateral Facilities) of the Bank Facilities Agreement (as in effect on the Second Amendment Date); or (z) a Permitted Refinancing Agreement, as amended from time to time in compliance with this Agreement; or

(b)                                 arising under a Permitted Loan or a Permitted Guarantee or as permitted by Section 9.28;

(c)                                  arising under (i) a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade or in respect of loans made under the Bank Facilities Agreement, but not a foreign exchange transaction for investment or speculative purposes and (ii) the Hedging Agreement;

(d)                                 under finance or capital leases of vehicles, plant equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group does not exceed US$16,500,000 (or its equivalent in other currencies) at any time;

(e)                                  of a company that becomes a member of the Group as a result of a Permitted Acquisition provided that the Financial Indebtedness is repaid in full within 45 days of that company becoming a member of the Group;

(f)                                   owed to another member of the Group;

(g)                                  [Reserved];

(h)                                 performance bonds issued in the ordinary course of trading in respect of non-financial obligations;

(i)                                     [reserved];

Schedule B-23

(j)                                    permitted by the Required Holders in writing; and

(k)                                 such other Financial Indebtedness not permitted by the preceding paragraphs, provided that the outstanding principal amount of all Financial Indebtedness of the Group (including the Financial Indebtedness permitted pursuant to paragraphs (a) to (j) above (other than the Financial Indebtedness permitted under paragraphs (c), (f) or (g) of the definition of “Permitted Loan”)) does not exceed US$300,000,000 (or its equivalent) in aggregate for the Group at any time.

“Permitted Guarantee” means:

(a)                                 the endorsement of negotiable instruments in the ordinary course of trade;

(b)                                 any guarantee to a property landlord of which a member of the Group is a tenant;

(c)                                  any performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(d)                                 any guarantee or indemnity arising under the articles of association of the Parent Guarantor;

(e)                                  any indemnity given by a member of the Group for its liabilities in the ordinary course of trade;

(f)                                   a guarantee in respect of Financial Indebtedness permitted under paragraph (h) of the definition of “Permitted Financial Indebtedness”;

(g)                                  a guarantee of Financial Indebtedness as part of a Permitted Joint Venture;

(h)                                 a guarantee in respect of obligations of another member of the Group;

(i)                                     any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (c) of the definition of Permitted Security;

(j)                                    any guarantee or indemnity given by a member of the Group in respect of any obligations of an employee or officer of a member of the Group, which obligations shall not exceed US$165,000 (or its equivalent) in aggregate for all such obligations supported by such guarantees or indemnities pursuant to this paragraph (j) outstanding at any time;

(k)                                 [reserved];

(l)                                     the Unconditional Guarantee, each English Guarantee Agreement and any other guarantee or indemnity of or in respect of the Financial Indebtedness evidenced by this Agreement and the Notes; and

Schedule B-24

(m)                             any guarantee given in respect of Financial Indebtedness arising under a Principal Lending Facility so long as the Parent Guarantor and Issuer have complied with the provisions of Section 9.31(c) and 9.31(d).

“Permitted Joint Venture” means any investment by any member of the Group:

(a)                                 where the joint venture interest is held through an entity incorporated or formed with limited liability and

(i)                                     the joint venture entity is incorporated or established, and carries on its principal business in a jurisdiction in which an existing member of the Group operates and not in any jurisdiction that is on a restricted list for any holder,

(ii)                                  as at the date of the joint venture investment by the relevant member of the Group:

(A)                               Leverage (as shown in the latest Compliance Certificate) does not exceed 2.5:1 and

(B)                               the Parent Guarantor has delivered to the holders of Notes not later than 5 Business Days prior to the relevant member of the Group legally committing to make such joint venture investment, a certificate signed by two directors of the Parent Guarantor:

(1)                                 giving notice to the holders of the proposed joint venture investment and

(2)                                 to which is attached forecasts (which have been prepared on the basis of recent historical information and reasonable assumptions, and which assume that the joint venture investment has occurred), demonstrating that the Parent Guarantor will remain in compliance with its obligations under Section 9.1 for a period of not less than 12 Months from the date of the joint venture investment,

(iii)                               the joint venture investment is made on arm’s length terms,

(iv)                              such entity carries on or owns the same, a similar, complementary or related business to that carried on by the Group, and

(v)                                 the aggregate (without double counting) of:

(A)                               all outstanding amounts lent, advances, contributed to or for equity in, or otherwise invested in, such entity by members of the Group and

Schedule B-25

(B)                               the market value (at the date of transfer or contribution) of all assets transferred or contributed to such entity by members of the Group to the extent exceeding the value of the consideration for such transfers or contributions and

(C)                               all outstanding Financial Indebtedness incurred (whether by way of guarantee or otherwise) in relation to such entity by members of the Group shall not after the date of this Agreement, when taken together with any contingent liability of such Permitted Joint Venture, exceed US$25,000,000 (or its equivalent); or

(b)                                 permitted by the Required Holders (such consent not to be unreasonably withheld or delayed) in writing.

“Permitted Loan” means:

(a)                                 any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)                                 Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness;

(c)                                  any loan to a Permitted Joint Venture;

(d)                                 any loan or advance made to employees of any member of the Group which loans and advances shall not exceed US$3,300,000 (or its equivalent) in aggregate for all loans to employees outstanding at any time;

(e)                                  any loan, advance or other financial facility in an aggregate amount not to exceed US$2,000,000 in any calendar year made available to the trustee of the ESOP, the trustee or administrator (or any similar third party) of any other employee share ownership or share incentive plan or similar scheme or to an employee whether for the purpose of acquiring ordinary, preference or deferred shares or U.S. depositary receipts or shares in the Parent Guarantor or any member of the Group, provided that such loan, advance or other financial facility may not exceed US$10,000,000 (or its equivalent) at any one time outstanding;

(f)                                   a loan made by a member of the Group to another member of the Group; or

(g)                                  any loan (other than a loan that would fall within one of the paragraphs set out above) so long as the aggregate amount of Financial Indebtedness under any such loans does not exceed US$825,000 (or its equivalent) at any time.

Schedule B-26

“Permitted Refinancing Agreement” means any facility agreement, credit agreement or similar agreement which refinances or replaces all or any portion of the Bank Facilities Agreement so long as:

(a)                                 such agreement and any other Permitted Refinancing Documents do not contain, either initially or by amendment or other modification, any material terms, conditions, covenants or defaults other than those which (x) then exist in the Bank Facilities Agreement or those that would not be materially more restrictive on the Obligors than the terms, conditions, covenants and defaults in the then existing Bank Facilities Agreement or (y) could be included in the Bank Facilities Agreement by an amendment or other modification that would not be prohibited by the terms of this Agreement, and

(b)                                 the aggregate amount of Financial Indebtedness arising under such agreement would constitute Permitted Financial Indebtedness if it were incurred under clause (k) of the definition of Permitted Financial Indebtedness.

“Permitted Refinancing Documents” means a Permitted Refinancing Agreement and each other document executed in connection therewith that is a “financing document” (or such other similar term).

“Permitted Security” means:

(a)                                 any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(b)                                 any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group;

(c)                                  any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;

(d)                                 any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(e)                                  any Quasi-Security arising as a result of a disposal which is a Permitted Disposal; or

(f)                                   any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (d) of the definition of “Permitted Financial Indebtedness.

Schedule B-27

“Permitted Share Issue” means an issue of:

(a)                                 ordinary shares by the Parent Guarantor, paid for in full in cash upon issue and which by their terms are not redeemable and where such issue does not lead to a Change of Control of the Parent Guarantor,

(b)                                 any shares issued in connection with the ESOP or any other employee share ownership or share incentive plan or similar scheme, where such issue does not lead to a Change of Control, and

(c)                                  shares by a member of the Group (other than the Parent Guarantor) which is a Subsidiary to any Holding Company or, in the case of any Subsidiary which is a Joint Venture, to the shareholder(s) of such Joint Venture provided that any investment in a Joint Venture by a member of the Group by way of subscription for shares is permitted under the definition of Permitted Joint Venture.

“Permitted Transaction” means:

(a)                                 any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Note Documents;

(b)                                 the solvent liquidation or reorganization of any member of the Group (other than the Issuer or the Parent Company Guarantor) so long as any payments or assets distributed as a result of such liquidation or reorganization are distributed to other members of the Group; or

(c)                                  transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent Guarantor or any ERISA Affiliate or with respect to which the Parent Guarantor or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Principal Lending Facility” means (a) any facility made available under the Bank Facilities Agreement, (b) any facility made available under any Permitted Refinancing Agreement, (c) the Shelf Facility and (d) any facility or facilities made available under any other

Schedule B-28

credit agreement, note purchase agreement, shelf agreement, indenture or any other term loan or working capital facility of any Obligor or any Subsidiary of an Obligor providing, in each case, for the incurrence of Financial Indebtedness, or commitments therefor, in a principal amount equal to or greater than £10,000,000 (or its equivalent in other currencies), in each case under clauses (a), (b), (c) and (d) as amended, restated, supplemented or otherwise modified and together with increases, refinancings and replacements thereof.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“provision of law” is a reference to a provision, of any treaty, legislation, regulation, decree, order or by-law and any secondary legislation enacted under a power given by that provision, as amended, applied or re-enacted or replaced (whether with or without modification) whether before or after the date of this Agreement.

“PTE” is defined in Section 6.2.

“Purchaser” is defined in the first paragraph of this Agreement.

“Purchaser Schedule” is defined in Section 2.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quarter Date” means the last day of a Financial Quarter.

“Quarterly Financial Statements” means the financial statements for the three-month periods ending on March 31, June 30, September 30 and December 31 in each Financial Year delivered pursuant to Section 7.1(a).

“Quasi-Security” is defined in Section 9.13.

“Ratable Portion” means, in respect of any holder of any Note and any Disposal Proceeds or Insurance Proceeds, an amount equal to the product of:

(a)                                 the amount of such Disposal Proceeds or Insurance Proceeds, multiplied by

(b)                                 a fraction, the numerator of which is the outstanding principal amount of such Note, and the denominator of which is the sum of (i) the aggregate outstanding principal amount of all the Notes plus (ii) the aggregate outstanding principal amount of all the notes issued pursuant to the Shelf Facility plus (iii) the aggregate Commitments (as defined in the Bank Facilities Agreement as in effect on the Second Amendment Date) at such time under the Bank Facilities Agreement or the aggregate commitments at such time under a Permitted Refinancing Agreement, as applicable.

“Real Property” means:

(a)                                 any freehold, leasehold, commonhold or immovable property and

Schedule B-29

(b)                                 any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold, commonhold or immovable property.

“Registration Duty” means any registration duty or similar amount payable pursuant to the laws of any jurisdiction in which an Obligor is organized in connection with the use in a judicial proceeding in such jurisdiction of this Agreement or any other Note Document or any other agreement or document related hereto or thereto or the transactions contemplated herein or therein.

“regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, then being a type with which Persons to which it applies customarily comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organization.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)                                 its jurisdiction of incorporation and

(b)                                 any jurisdiction where it conducts its business.

“Relevant Period” means each 12 Month period ending on the most recent Quarter Date.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Obligors or any of their Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Issuer or a Guarantor, as applicable, with responsibility for the administration of the relevant portion of this Agreement.

“Response Date” is defined in Section 8.7.

“Second Amendment Date” means March 25, 2014.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Security” means a mortgage, charge, pledge, lien, assignment or other security interest securing any obligation of any Person or any other agreement or arrangement having a similar effect.

Schedule B-30

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Issuer or a Guarantor, as applicable.

“Series” means any series of Notes, including the Series A Notes, the Series B Notes and the Series C Notes (as applicable).

“Series A Notes” is defined in Section 1.2(b).

“Series B Notes” is defined in Section 1.3(a).

“Series C Notes” is defined in Section 1.3(b).

“Share Option Documents” means each deed of agreement granting options pursuant to parts A and B of the ESOP.

“Shelf Document” means each document executed in connection with the Shelf Facility or otherwise relating thereto.

“Shelf Facility” means any private shelf facility or bilateral facility to be entered into between any member of the Group as issuer, Prudential Investment Management, Inc. (“Pricoa”) and each Affiliate, managed account, investment fund or other vehicle for which Pricoa or any of its Affiliates acts as investment advisor or portfolio manager and that becomes party to that private shelf facility or bilateral facility from time to time as a purchaser.

“Specified Financial Statements” is defined in Section 5.12.

“Sterling” or “£” means lawful money of the United Kingdom.

“Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent Guarantor.

“Subsidiary Guarantor” means each Original Subsidiary Guarantor and each Additional Subsidiary Guarantor, but shall exclude at such time any Subsidiary theretofore released from its obligations as a Subsidiary Guarantor pursuant to Section 9.31.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxing Jurisdiction” is defined in Section 12.

“The 2014 Note Purchase Agreement” means the Amended and Restated Note Purchase and Private Shelf Agreement originally dated September 18, 2014 and as amended and restated on or around the date of this Agreement by and among Luxfer Holdings PLC as the issuer,

Schedule B-31

and the Purchasers (as defined therein) relating to the US$25,000,000 3.67% Series A Senior Notes and US$50,000,000 Private Shelf Facility.

“Total Debt” means at any time the aggregate amount of all obligations of members of the Group for or in respect of Financial Indebtedness at that time but:

(a)                                 excluding any such obligations to any other member of the Group,

(b)                                 including in the case of Finance Leases only their capitalized value,

(c)                                  excluding unrealized gains and losses on Treasury Transactions (including currency exchange gains and losses), and

(d)                                 excluding any obligations in respect of performance bonds issued in the ordinary course of trading in respect of non-financial obligations to the extent such performance bonds are not called or enforced, and so that no amount shall be included or excluded more than once

“Total Net Debt” means Total Debt less the aggregate amount of cash and Cash Equivalent Investments held by an Obligor at that time and so that no amount shall be included or excluded more than once.

“Transaction Costs” means all fees, costs and expenses incurred by the Obligors in connection with the Transaction Documents.

“Transaction Documents” means the Note Documents, the Bank Documents, the Articles and any other document designated as a Transaction Document by the Required Holders and the Issuer.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“UK Treaty Holder” means a holder of Notes which: (a) is resident (as defined in the appropriate double taxation agreement) in a country with which the United Kingdom has a double taxation agreement giving residents of that country a full exemption from United Kingdom taxation on interest; (b) is entitled to the benefit of the exemption in such a double taxation agreement (subject to the completion of any necessary procedural formalities); and (c) does not carry on a business in the United Kingdom through a permanent establishment with which the payment is effectively connected.

“UK Treaty Passport” means a passport under the UK Treaty Passport Scheme.

“UK Treaty Passport Scheme” means the Double Taxation Treaty Passport Scheme for overseas corporate lenders introduced by HMRC on September 1, 2010.

“Uncommitted Accordion Facility” has the meaning given to such term in the Bank Facilities Agreement (as in effect on the Second Amendment Date).

Schedule B-32

“Unconditional Guarantee” is defined in Section 13.1.

“U.S. Bankruptcy Law” means the United States Bankruptcy Code of 1978 or any other United States federal or state bankruptcy, insolvency or similar law.

“U.S. Dollars” or “US$” means lawful money of the United States of America.

“U.S. Guarantor” means a Guarantor incorporated or formed under the laws of, or of any state (including the District of Columbia) of, the United States of America.

“U.S. Obligor” means an Obligor incorporated or formed under the laws of, or of any state (including the District of Columbia) of, the United States of America.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Working Capital” means on any date Current Assets less Current Liabilities.

Schedule B-33

Schedule C

ORIGINAL SUBSIDIARY GUARANTORS

Name	Jurisdiction of Organization

Luxfer Group Limited (Registered No. 3944037)	England and Wales

Luxfer Group 2000 Limited (Registered No. 4027006)	England and Wales

MEL Chemicals Inc.	New Jersey

Magnesium Elektron North America Inc.	Delaware

Luxfer Gas Cylinders Limited (Registered No. 3376625)	England and Wales

Luxfer Group Services Limited (Registered No. 3981395)	England and Wales

Magnesium Elektron Limited (Registered No. 3141950)	England and Wales

Luxfer Overseas Holdings Limited (Registered No. 3081726)	England and Wales

Luxfer Gas Cylinders China Holdings Limited (Registered No. 5165622)	England and Wales

Luxfer Inc.	Delaware

Hart Metals, Inc.	Delaware

Reade Manufacturing Company	Delaware

Luxfer Magtech, Inc.	Delaware

Schedule C-1

Exhibit 1(a)

[Form of Series A Note]

BA Holdings, Inc.

Series A Note Due June 15, 2018

No. RA-[ ]	[Date]
US$[ ]	PPN: [ ]

FOR VALUE RECEIVED, the undersigned, BA HOLDINGS, INC. (herein called the “Issuer”), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on June 15, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.19% per annum from the date hereof, payable quarterly, on the 15th day of September, December, March and June in each year (each such date an “Interest Payment Date”), commencing with the September, December, March or June next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 8.19% and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

In addition to the interest payable pursuant to the above paragraph, in the event that Leverage on the last day of any Relevant Period (a “Testing Date”) is greater than 2.50 to 1.0, there shall accrue on the unpaid principal balance of this Note additional interest (“Additional Interest”) at the rate of 0.75% per annum for each period (each such period an “Additional Interest Period”) commencing on the Interest Payment Date immediately prior to such Testing Date through the Interest Payment Date immediately after the first subsequent Testing Date on which Leverage equals or is less than 2.50 to 1.0.  The Issuer shall pay, on each Interest Payment Date during each Additional Interest Period, all accrued and unpaid Additional Interest as of such Interest Payment Date.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series A Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of June [  ], 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Issuer, Luxfer Holdings

Exhibit 1(a)-1

PLC, the respective Original Subsidiary Guarantors named therein and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BA HOLDINGS, INC.

By:
Name:
Title:

Exhibit 1(a)-2

Exhibit 1(b)

[Form of Series B Note]

BA Holdings, Inc.

Series B Note Due June 29, 2023

No. RB-[ ]	[Date]
US$[ ]	PPN: [ ]

FOR VALUE RECEIVED, the undersigned, BA HOLDINGS, INC. (herein called the “Issuer”), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on June 29, 2023, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.88% per annum from the date hereof, payable quarterly, on the 15th day of September, December, March and June in each year (each such date an “Interest Payment Date”), commencing with the September, December, March or June next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.88% and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

In addition to the interest payable pursuant to the above paragraph, in the event that Leverage on the last day of any Relevant Period (a “Testing Date”) is greater than 2.50 to 1.0, there shall accrue on the unpaid principal balance of this Note additional interest (“Additional Interest”) at the rate of 0.75% per annum for each period (each such period an “Additional Interest Period”) commencing on the Interest Payment Date immediately prior to such Testing Date through the Interest Payment Date immediately after the first subsequent Testing Date on which Leverage equals or is less than 2.50 to 1.0.  The Issuer shall pay, on each Interest Payment Date during each Additional Interest Period, all accrued and unpaid Additional Interest as of such Interest Payment Date.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series B Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of June [  ], 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Issuer, Luxfer Holdings

Exhibit 1(a)-3

PLC, the respective Original Subsidiary Guarantors named therein and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BA HOLDINGS, INC.

By:
Name:
Title:

Exhibit 1(a)-4

Exhibit 1(c)

[Form of Series C Note]

BA Holdings, Inc.

Series C Note Due June 29, 2026

No. RC-[ ]	[Date]
US$[ ]	PPN: [ ]

FOR VALUE RECEIVED, the undersigned, BA HOLDINGS, INC. (herein called the “Issuer”), a corporation organized and existing under the laws of Delaware, hereby promises to pay to [            ], or registered assigns, the principal sum of [                     ] U.S. DOLLARS (or so much thereof as shall not have been prepaid) on June 29, 2023, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 4.94% per annum from the date hereof, payable quarterly, on the 15th day of September, December, March and June in each year (each such date an “Interest Payment Date”), commencing with the September, December, March or June next succeeding the date hereof, until the principal hereof shall have become due and payable, and on the maturity date hereof and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.94% and (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).

In addition to the interest payable pursuant to the above paragraph, in the event that Leverage on the last day of any Relevant Period (a “Testing Date”) is greater than 2.50 to 1.0, there shall accrue on the unpaid principal balance of this Note additional interest (“Additional Interest”) at the rate of 0.75% per annum for each period (each such period an “Additional Interest Period”) commencing on the Interest Payment Date immediately prior to such Testing Date through the Interest Payment Date immediately after the first subsequent Testing Date on which Leverage equals or is less than 2.50 to 1.0.  The Issuer shall pay, on each Interest Payment Date during each Additional Interest Period, all accrued and unpaid Additional Interest as of such Interest Payment Date.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Series C Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of June [  ], 2016 (as from time to time amended, the “Note Purchase Agreement”), among the Issuer, Luxfer Holdings

Exhibit 1(a)-5

PLC, the respective Original Subsidiary Guarantors named therein and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

BA HOLDINGS, INC.

By:
Name:
Title:

Exhibit 1(a)-6

Exhibit 1(b)(i)

Form of English Guarantee Agreement

GUARANTEE AGREEMENT

This Guarantee Agreement, dated as of [               , 20  ] (this “Guarantee Agreement”), is made by [               ], a [               ] (the “Guarantor”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.                                        BA Holdings, Inc., a Delaware corporation (the “Issuer”), [Luxfer Holdings PLC (Registered No. 3690830), a public limited company organized under the laws of England and Wales / the Guarantor], [the Guarantor] and each of the [other] parties listed in Schedule C attached thereto [is entering][has entered] into a Amended and Restated Note Purchase Agreement, dated as of June [  ], 2016 (as it may be amended, restated or otherwise modified from time to time, the “Note Agreement”) with the Persons listed in Schedule A attached thereto (collectively, the “Purchasers”) [simultaneously with the delivery of this Guarantee Agreement].  Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.                                   Pursuant to the Note Agreement, the Issuer [proposes to issue and sell][has issued and sold] , its (i) Series A Notes due June 15, 2018 in the aggregate principal amount of US$15,000,000, (ii) Series B Notes due June [  ], 2023 in the aggregate principal amount of US$25,000,000 and (iii) Series C Notes due June [  ], 2023 in the aggregate principal amount of US$25,000,000 (collectively, the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (in each case as amended, restated, supplemented or otherwise modified and as in effect from time to time, including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

III.                              [It is a condition to the agreement of the Purchasers to purchase the Notes that this Guarantee Agreement shall have been executed and delivered by the Guarantor and shall be in full force and effect.][Pursuant to the Note Agreement, the Obligors are required to cause the Guarantor to deliver this Guarantee Agreement to the holders and to enter into a certain Joinder Agreement, dated the date hereof, pursuant to which the Guarantor shall become a party to the Note Agreement (the “Joinder Agreement”).]

IV.                               The Guarantor and the Issuer are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective

Exhibit 1(b)(i)-1

business activities and their respective financial resources.  The Guarantor will receive[, and has received,] direct and indirect economic and financial benefits from the indebtedness incurred under the Note Agreement and the Notes by the Issuer, and the incurrence of such indebtedness is or was in the best interests of the Guarantor.  By agreeing to enter into this Guarantee Agreement and the Joinder Agreement, the Guarantor will gain substantial financial and other benefits, both direct and indirect.

NOW THEREFORE, in [order to induce][compliance with the Note Agreement], and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, the Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.                                          GUARANTEE.

The Guarantor hereby irrevocably and unconditionally, and jointly and severally with the other Guarantors, guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become owing by the Issuer to the holders under the terms and provisions of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guarantee in the preceding sentence is an absolute, present and continuing guarantee of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Issuer or any other Obligor or guarantor of the Notes or upon any other action, occurrence or circumstance whatsoever.  In the event that the Issuer shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  The Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guarantee Agreement.

The Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by the Guarantor or by the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guarantee Agreement, the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this

Exhibit 1(b)(i)-2

Guarantee Agreement, the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guarantee Agreement, provided, that the Guarantor shall not be liable for any damage, loss, cost or expense arising out of the gross negligence or willful misconduct of any holder.

The Guarantor further irrevocably and unconditionally indemnifies each holder immediately on demand against any cost, loss or liability suffered by such holder if any payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount such holder would otherwise have been entitled to recover.

The Guarantor hereby acknowledges and agrees that the Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee the Guaranteed Obligations, including [the Parent Guarantor] and any [other] Subsidiary Guarantor.

Anything herein or in the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the Notes and the Note Agreement shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable laws relating to the insolvency of debtors and this guarantee does not apply to any liability to the extent that it would result in this guarantee constituting financial assistance within the meaning of Sections 678 or 679 of the United Kingdom Companies Act 2006.

The Guarantor agrees that the obligations under and in respect of the Notes, the Note Agreement and the other Note Documents may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee Agreement or affecting the rights and remedies of any holder hereunder.

Section 2.                                          OBLIGATIONS ABSOLUTE.

The obligations of the Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim the Guarantor may have against the Issuer or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein (it being agreed that the obligations of the Guarantor hereunder shall apply to the Notes, the Note Agreement, the other Note Documents and any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the

Exhibit 1(b)(i)-3

addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Issuer or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Issuer to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with the Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have.  The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.                                          WAIVER.

The Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Issuer in the payment of any amounts due under the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Issuer or the Guarantor with respect to any Note, notice to the Issuer or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement, the Notes or any other Note Document, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.

Section 4.                                          OBLIGATIONS UNIMPAIRED.

The Guarantor authorizes the holders, without notice or demand to the Guarantor and without affecting its obligations hereunder, from time to time, in accordance with the provisions of the relevant Note Document or other instrument:  (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement, any other Note Document or any other instrument

Exhibit 1(b)(i)-4

referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement, any other Note Document or any other instrument referred to therein, for the performance of this Guarantee Agreement or otherwise for the Guaranteed Obligations and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Issuer and others, including [the Parent Guarantor and] any [other] Subsidiary Guarantor; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against [the Parent Guarantor or] any [other] Subsidiary Guarantor or any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, the Guarantor, [the Parent Guarantor or] any [other] Subsidiary Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, the Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guarantee Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and the Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.                                          SUBROGATION AND SUBORDINATION.

(a)                                 The Guarantor will not be entitled to and will not exercise any rights which it may have acquired by way of subrogation under this Guarantee Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, nor will the Guarantor seek or be entitled to seek any reimbursement, contribution or indemnity from the Issuer, [the Parent Guarantor,] any [other] Subsidiary Guarantor or any other Person, nor seek or be entitled to seek any rights or recourse to any security for the Notes or this Guarantee Agreement, in each case unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)                                 The Guarantor hereby subordinates the payment of all Financial Indebtedness and other obligations of the Issuer, [the Parent Guarantor,] any [other] Subsidiary Guarantor or any other guarantor of the Guaranteed Obligations owing to the Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Financial Indebtedness or other obligations shall be enforced and performance received by the Guarantor as trustee for the holders and the proceeds

Exhibit 1(b)(i)-5

thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

(c)                                  If any amount or other payment is made to or accepted by the Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of the Guarantor under this Guarantee Agreement.

(d)                                 The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guarantee Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

Section 6.                                          REINSTATEMENT OF GUARANTEE.

This Guarantee Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.                                          REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

The Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer.  No holder shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of the Issuer which may come into possession of the holders.  The Guarantor is executing and delivering this Guarantee Agreement and each other Note Document to which it is a party without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Issuer, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence,

Exhibit 1(b)(i)-6

number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 8.                                          TERM OF GUARANTEE AGREEMENT.

This Guarantee Agreement and all guarantees, covenants and agreements of the Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

Section 9.                                          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guarantee Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to this Guarantee Agreement shall be deemed representations and warranties of the Guarantor under this Guarantee Agreement.  Subject to the preceding sentence, this Guarantee Agreement embodies the entire agreement and understanding between each holder and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 10.                                   AMENDMENT AND WAIVER.

10.1                        Requirements.  This Guarantee Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the provisions of Section 1, 2, 3, 4, 5, 6, 8, 10 or 12.7 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of the Guarantor hereunder will be effective as to any holder unless consented to by such holder in writing.

10.2                        Solicitation of Holders of Notes.

(a)                                 Solicitation.  The Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

Exhibit 1(b)(i)-7

(b)                                 Payment.  The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

(c)                                  Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 10.2 by the holder of any Note that has transferred or has agreed to transfer such Note to an Obligor (including the Guarantor) or any Affiliate of an Obligor and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

10.3                        Binding Effect.  Any amendment or waiver consented to as provided in this Section 10 applies equally to all holders and is binding upon them and upon each future holder and upon the Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guarantee Agreement” and references thereto shall mean this Guarantee Agreement as it may be amended, modified, supplemented or restated from time to time.

10.4                        Notes Held by Issuer, etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guarantee Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor (including the Guarantor) or any Affiliate of an Obligor shall be deemed not to be outstanding.

Section 11.                                   NOTICES; ENGLISH LANGUAGE.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

Exhibit 1(b)(i)-8

(a)                                 if to the Guarantor, to [                                  ], or such other address as the Guarantor shall have specified to the holders in writing, or

(b)                                 if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantor in writing.

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guarantee Agreement shall be in English or accompanied by an English translation thereof.

This Guarantee Agreement has been prepared and signed in English and the Guarantor agrees that the English version hereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in [         ] or any other jurisdiction in respect hereof or thereof.

Section 12.                                   MISCELLANEOUS.

12.1                        Successors and Assigns.  All covenants and other agreements contained in this Guarantee Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

12.2                        Severability.  Any provision of this Guarantee Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

12.3                        Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guarantee Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guarantee Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guarantee Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Exhibit 1(b)(i)-9

12.4                        Further Assurances.  The Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guarantee Agreement.

12.5                        Governing Law.  This Guarantee Agreement and any non-contractual obligations arising out of or in connection with it shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of England and Wales.

12.6                        Jurisdiction.

(a)                                 The English courts have exclusive jurisdiction to settle any dispute in connection with this Guarantee Agreement, including a dispute relating to any non-contractual obligation arising out of or in connection with this Guarantee Agreement.

(b)                                 The English courts are the most appropriate and convenient courts to settle any such dispute and the Guarantor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Guarantee Agreement.

(c)                                  This Section 12.6 is for the benefit of the holders of Notes only.  To the extent allowed by law, the Required Holders may take:

(1)                                 proceedings in any other court; and

(2)                                 concurrent proceedings in any number of jurisdictions.

12.7                        Obligation to Make Payment in U.S. Dollars.  Any payment on account of an amount that is payable hereunder in U.S. Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of the Guarantor, shall constitute a discharge of the obligation of the Guarantor under this Guarantee Agreement only to the extent of the amount of U.S. Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of U.S. Dollars that could be so purchased is less than the amount of U.S. Dollars originally due to such holder, the Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guarantee Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a

Exhibit 1(b)(i)-10

day on which commercial banks are required or authorized by law to be closed in London, England.

12.8                        Reproduction of Documents; Execution.  This Guarantee Agreement may be reproduced by any holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  The Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 12.8 shall not prohibit the Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of the Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

Third Party Beneficiaries.  This Guarantee Agreement confers benefits on each holder and is intended to be enforceable by each such holder.  Except as set forth in the preceding sentence, a Person who is not a party to this Guarantee Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Guarantee Agreement.

[Remainder of page intentionally left blank; next page is signature page]

Exhibit 1(b)(i)-11

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Exhibit 1(b)(i)-12

Exhibit 1(b)(ii)

Form of Joinder Agreement

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”), dated as of [          ], is executed by [                ], a [          ] (the “Guarantor”), in favor of each of the holders from time to time of the Notes (as defined below) (collectively, the “Noteholders”) issued by BA Holdings, Inc. (the “Issuer”) pursuant to the Note Agreement (as defined below).

RECITALS

A.                                    The Issuer, Luxfer Holdings PLC (the “Parent Guarantor”), and each of the parties listed in Schedule C thereto (the “Original Subsidiary Guarantors” and together with the Issuer and the Parent Guarantor, collectively, the “Obligors”), on the one hand, and each of the purchasers listed in Schedule A thereto (the “Purchasers”), on the other hand, entered into a Amended and Restated Note Purchase Agreement, dated as of June [  ], 2016 (as it may be amended, restated or otherwise modified from time to time, the “Note Agreement”), pursuant to which the Issuer issued its (i) Series A Notes due June 15, 2018 in the aggregate principal amount of US$15,000,000, (ii) Series B Notes due June [  ], 2023 in the aggregate principal amount of US$25,000,000 and (iii) Series C Notes due June [  ], 2023 in the aggregate principal amount of US$25,000,000 (as amended, restated, supplemented or otherwise modified and as in effect from time to time, including any notes issued in substitution therefore pursuant to the Note Agreement, collectively, the “Notes”) to the Purchasers.

B.                                    The Guarantor and the Issuer are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources.  The Guarantor will receive[, and has received,] direct and indirect economic and financial benefits from the indebtedness incurred under the Note Agreement and the Notes by the Issuer, and the incurrence of such indebtedness is or was in the best interests of the Guarantor.  By agreeing to enter into this Joinder Agreement [and the Guarantee Agreement (as defined below)], the Guarantor will gain substantial financial and other benefits, both direct and indirect.

C.                                    The Obligors have covenanted in the Note Agreement that joinder agreements shall be duly executed by certain Subsidiaries of the Parent Guarantor.  Annex 1 hereto sets forth a list of the joinder agreements with respect to the Notes executed prior to the date of this Joinder Agreement.

[D.                                Concurrently herewith, the Guarantor is entering into a certain [Guarantee Agreement], dated the date hereof, pursuant to which the Guarantor is guaranteeing the obligations of the Issuer under the Notes, the Note Agreement and the other Note Documents (the “Guarantee Agreement”).]

Exhibit 1(b)(ii)-1

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees with the Noteholders as follows:

1.                                      Unless otherwise defined herein, all capitalized terms used herein and defined in the Note Agreement shall have the respective meanings given to those terms in the Note Agreement.

2.                                      The Guarantor has received a copy of, and has reviewed, the Note Agreement as in existence on the date of this Joinder Agreement and is executing and delivering this Joinder Agreement to the Noteholders pursuant to Section 9.31 of the Note Agreement.

3.                                      In accordance with the terms of Section 9.31 of the Note Agreement, the Guarantor, by the execution and delivery of this Joinder Agreement, does hereby agree to become, and does hereby become, (a) a party to the Note Agreement as a “Subsidiary Guarantor” and (b) bound by the terms and conditions, covenants and other agreements in the Note Agreement to be performed or observed by, or otherwise applicable to, Subsidiary Guarantors [except for the provisions of Section 13 of the Note Agreement] [including, without limitation, becoming jointly and severally liable with the other Guarantors for the Guaranteed Obligations as set forth in Section 13 of the Note Agreement].  The Note Agreement is hereby, without any further action, amended to add the Guarantor as a “Subsidiary Guarantor” and signatory to the Note Agreement.

4.                                      The Guarantor hereby makes, as of the date hereof and only as to itself in its capacity as a Subsidiary Guarantor under the Note Agreement and/or as a Subsidiary, each of the representations and warranties set forth in Section 5 of the Note Agreement that are applicable to a Subsidiary Guarantor and a Subsidiary (except that any representation and warranty made as of or with respect to a specific earlier date is made only as of such date)[, and the representations and warranties set forth in Section 13.8 of the Note Agreement].

5.                                      The Guarantor hereby delivers to each of the Noteholders, contemporaneously with the delivery of this Joinder Agreement, each of the documents set forth on Annex 2 hereto.

6.                                      Except as expressly supplemented hereby, the Note Agreement shall remain in full force and effect.

7.                                      All communications and notices hereunder shall be in writing and given as provided in Section 19 of the Note Agreement.  All communications and notices hereunder to the Guarantor shall be given to it at the address set forth under its signature hereto.

8.                                      Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.                                      This Joinder Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice

Exhibit 1(b)(ii)-2

of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

10.                               This Joinder Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Guarantor.

11.                               This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.  Delivery of an executed signature page hereto by facsimile or e-mail transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

[Remainder of page intentionally left blank; next page is signature page]

Exhibit 1(b)(ii)-3

IN WITNESS WHEREOF, the Guarantor has caused this Joinder Agreement to be executed on its behalf by its duly authorized officer or agent as of the date first above written.

Guarantor:

[ ]

By
Name:
Title:

Address for notices and other communications:

Exhibit 1(b)(ii)-4

Annex 1

Joinder Agreements

Executed Prior to the Date of this Joinder Agreement

Existing Joinder Agreements:

[To be Completed]

Exhibit 1(b)(ii)-5

Annex 2

Additional Documents

(a)                                 A certified copy of the resolution of the board of directors or other governing body of the Guarantor approving the execution and delivery of this Joinder Agreement [and the Guarantee Agreement], the joinder of the Guarantor to the Note Agreement, and the performance of its obligations thereunder and authorizing the person or persons signing this Joinder Agreement [[and /,] the Guarantee Agreement] and any other documents to be delivered pursuant hereto to sign the same on behalf of the Guarantor.

(b)                                 Authenticated signatures of the person or persons specified in the resolutions referred to in clause (a) above.

(c)                                  The articles of incorporation or other constitutive documents of the Guarantor, certified as being in effect by the Guarantor’s Secretary or an Assistant Secretary or a director or other appropriate person (including, if relevant, copies of all amending resolutions or other amendments).

(d)                                  (e)                               An opinion or opinions of counsel in form and substance satisfactory to the Required Holders, confirming that (i) [this Joinder Agreement[, the Guarantee Agreement] and has been duly authorized, executed and delivered by the Guarantor, (ii) this Joinder Agreement[, the Guarantee Agreement] constitutes the legal, valid and binding contract and agreement of the Guarantor, enforceable in accordance with its terms (except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles), and (iii) the execution, delivery and performance by the Guarantor of this Joinder Agreement[, the Guarantee Agreement] and any such security document do not (A) violate any law, rule or regulation applicable to the Guarantor, or (B) (1) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Security not permitted by the Note Agreement or (2) conflict with or result in any breach of any of the provisions of or constitute a default under (I) the provisions of the constitutive documents of the Guarantor, or (II) any agreement or other instrument to which the Guarantor is a party or by which it may be bound.

(f)                                   Such other documents and evidence with respect to the Guarantor as the Required Holders may reasonably request in order to establish the existence and good standing of the Guarantor and the authorization of the transactions contemplated by this Joinder Agreement.

Exhibit 1(b)(ii)-6

Exhibit 4.4(a)(i)

Form of Opinion of U.S. Special Counsel for the Obligors

See attached

Exhibit 1(b)(ii)-7

Exhibit 4.4(a)(ii)

Form of Opinion of English Special Counsel for the Obligors

See attached

Exhibit 4.4(b)(i)

Form of Opinion of U.S. Special Counsel for the Purchasers

See attached

Exhibit 1(b)(ii)-9

Exhibit 7.2

Form of Compliance Certificate

To:                             [Holders of Notes]

From:               Luxfer Holdings PLC

Dated:

Dear Sirs

Amended and Restated Note Purchase Agreement, dated as of June [  ], 2016 , by and among BA Holdings, Inc., Luxfer Holdings PLC, each of the parties listed in Schedule C thereto and each of the purchasers listed in Schedule A thereto (the “Note Purchase Agreement”)

1                                         We refer to the Note Purchase Agreement.  This is a Compliance Certificate.  Terms defined in the Note Purchase Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2                                         With reference to the [Annual Financial Statements] [Quarterly Financial Statements] for the [Financial Year ended [     ]] [Financial Quarter ended [     ]], we confirm that:

Covenant	Relevant Period	Target	Actual	Compliant/Non compliant
Debt Service Cover (Section 9.1(a)(i))	[ ] to [ ]	Not less than [ ]:1	[ ]:1	[ ]
Interest Cover (Section 9.1(a)(ii))	[ ] to [ ]	Not less than 4.0:1	[ ]:1	[ ]
Leverage (Section 9.1(a)(iii))	[ ] to [ ]	Not exceeding 3.0:1	[ ]:1	[ ]
Capital Expenditure (Section 9.1(a)(iv))	[ ] to [ ]	Not exceeding $[ ] (110% of budgeted capital expenditure)	$[ ]	[ ]

Exhibit 7.2-1

Set forth in Exhibit A attached hereto are detailed calculations of each of the ratios set forth above.

3                                         We confirm that we have reviewed the relevant terms hereof and have made, or caused to be made, under our supervision, a review of the transactions and conditions of the Group from the beginning of the interim or annual period covered by the statements being furnished herewith to the date hereof and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default.

4                                         We confirm that the following companies constitute Material Companies for the purposes of the Note Purchase Agreement (Section 9.31(b)):

[        ]

5                                         We confirm that the following companies are obligated as a borrower or a guarantor under or with respect to a Principal Lending Facility (Section 9.31(c)):

[        ]

6                                         We confirm that the aggregate earnings before interest, tax and amortization (calculated on the same basis as EBITA) of the Obligors (calculated on an unconsolidated basis and excluding all unrealized intra-Group profits of any member of the Group) exceeds 75% of EBITA of the Group (Section 9.31(a)(i)).

7                                         We confirm that the aggregate gross assets of the Obligors (calculated on an unconsolidated basis and excluding all intra-Group items and investments in Subsidiaries of any member of the Group) exceeds 75% of the consolidated gross assets of the Group (Section 9.31(a)(ii)).

Signed
	Finance Director of	Director of
	Luxfer Holdings PLC	Luxfer Holdings PLC

[insert applicable certification language]

for and on behalf of
[name of Auditors of Luxfer Holdings PLC]

Exhibit 7.2-2

Exhibit A

Calculations of Financial Covenants

Exhibit 7.2-3

Schedule 5.23

Group Structure Chart

See attached

Schedule 5.23-1